UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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PLUM CREEK TIMBER COMPANY, INC.
(Name of Registrant as Specified in its Charter)
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Notice of
2015 Annual Meeting
of Stockholders
and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.
Dear Stockholder:
It is a pleasure to invite you to Plum Creek's Annual Meeting of Stockholders on Tuesday, May 5, 2015, beginning at 2:00 p.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the Internet, by telephone, or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.
The agenda for the Annual Meeting includes:

-	The election of ten (10) directors to serve until the 2016 Annual Meeting

-	An advisory vote on executive compensation

-	An advisory vote to ratify the appointment of Ernst & Young as Plum Creek's independent auditors
The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” the approval, on an advisory basis, of our executive compensation, and “FOR” ratifying the appointment of Ernst & Young as Plum Creek's independent auditors.
In addition to these specific matters, there will be a report on Plum Creek's business after concluding the agenda for the meeting and you will have an opportunity to ask questions.
If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).
I look forward to seeing you on May 5th in Seattle.
Sincerely yours,
Rick R. Holley
Chief Executive Officer

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.
601 Union Street, Suite 3100
Seattle, Washington 98101-1374
______________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 5, 2015
NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”).

MEETING DATE, TIME, AND LOCATION
The Annual Meeting of Stockholders will take place on Tuesday, May 5, 2015, at 2:00 p.m. local time, in the Noble Room at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. The Annual Meeting is open to all stockholders of record as of the close of business on March 13, 2015, or their authorized representatives. Validated parking will be available to all stockholders who are admitted to the Annual Meeting. Please refer to the map and the driving instructions located at the back of this document for the location of the Washington Athletic Club and the Washington Athletic Club parking garage.

MEETING AGENDA	The purposes of the Annual Meeting of Stockholders are:

1. To elect ten (10) persons to serve on the Company's Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2016 and until their successors are duly elected and qualified.

2. To hold an advisory vote on executive compensation.
3. To hold an advisory vote to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2015.
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting of Stockholders if you were a stockholder of record as of the close of business on March 13, 2015.
VOTING
Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Properly executing and submitting the enclosed proxy card will appoint Rick R. Holley, David W. Lambert, and James A. Kraft as your proxies. You may submit your proxy and vote your shares: (1) by Internet, (2) by telephone, or (3) by mail. For instructions on how to vote, please refer to the enclosed proxy card.

If your shares are held in “street name” by a broker, bank, or other registered holder of record, you are not the registered holder of record of the stock (and your name is not on the Company's list of registered stockholders), but you are considered the beneficial owner of the stock and these proxy materials are being forwarded to you by your broker, bank, or other registered holder of record of the stock. If you hold your stock in street name and would like to vote in person at the Annual Meeting, you must bring with you a proxy, executed in your favor, from your broker, bank, or other registered holder of record.

ELECTRONIC ACCESS TO PROXY MATERIALS
We are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014 (including the 10-K wrap), at http://proxy.plumcreek.com, a website that does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The Proxy Statement and the Annual Report are also available at www.proxyvote.com, where stockholders may vote their shares over the Internet.

By Order of the Board of Directors,
James A. Kraft
Senior Vice President, General Counsel and Secretary
March 26, 2015

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | i

PLUM CREEK TIMBER COMPANY, INC.
601 UNION STREET, SUITE 3100
SEATTLE, WASHINGTON 98101-1374
______________________
PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2015
The Date of this Proxy Statement is March 26, 2015.
PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC., TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 5, 2015, AT 2:00 P.M. LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 13, 2015, ARE ENTITLED TO VOTE AT THE ANNUAL MEETING. THE COMPANY ANTICIPATES THAT THE ATTACHED NOTICE, THIS PROXY STATEMENT, AND THE ENCLOSED PROXY CARD WILL FIRST BE SENT TO STOCKHOLDERS ON OR ABOUT MARCH 26, 2015.
SOLICITATION AND REVOCABILITY OF PROXY
This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”), in connection with the solicitation by the Company's Board of Directors (the “Board”) of proxies to be voted at the Company's Annual Meeting of Stockholders on May 5, 2015, or any adjournment or postponement thereof (the “Annual Meeting”). Proxy cards that are properly executed and returned to the Company or voted by telephone or Internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the enclosed proxy card. Unless revoked before exercised, proxies received without specific voting instructions:

•	Will be voted “FOR” each of the nominees for director listed in these materials and on the enclosed proxy card.

•	Will be voted “FOR” approval, on an advisory basis, of our executive compensation.

•	Will be voted “FOR” ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for 2015.
Proxies will be voted on such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, in the discretion of the appointed proxy holders.
Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by: (1) filing an instrument of revocation with the Company's Corporate Secretary at 601 Union Street, Suite 3100, Seattle, Washington 98101-1374; (2) voting by telephone at a later date; (3) voting by Internet at a later date; or (4) signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the Annual Meeting. If your shares of Plum Creek common stock are held in "street name" by a broker, bank, or other share custodian, you must obtain a proxy, executed in your favor, from the registered holder of record of the stock to be able to vote in person at the Annual Meeting.
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the enclosed proxy card, and any additional material that may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will also reimburse brokerage firms, banks, and other registered holders for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, directors, officers, or other employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. Georgeson Inc. will assist the Company in the solicitation of proxies for a fixed fee of $9,000 and reasonable out-of-pocket expenses, to be paid by the Company.
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Each year in connection with the annual meeting of stockholders, the Company is required to send to each registered stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, or other share custodian. Because many stockholders hold shares of our common stock in multiple accounts or

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 1

share addresses with other stockholders, this process results in duplicate mailings of proxy statements and annual reports. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

•
Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Investor Relations by mail at 601 Union Street, Suite 3100, Seattle, Washington 98101-1374 or by telephone at (800) 858-5347 (if calling within the United States and Canada) or at (206) 467-3600 (if calling outside the United States and Canada, call collect).

•
Beneficial Stockholders. If your shares are not registered in your own name but in "street name," your broker, bank, or other share custodian that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Plum Creek stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household and would like to receive only one copy of each in the future, you should contact a representative of your broker, bank, trust, or other share custodian.

•
Right to Request Separate Copies. If you consent to the delivery of a single proxy statement or annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address, then please notify the Company or your broker, bank, or other share custodian, and additional proxy statements or annual reports will be delivered to you. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may also contact Investor Relations using the contact information provided above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2015. This Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (including the 10-K Wrap), are available at http://proxy.plumcreek.com, a website that does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. These materials are also available at www.proxyvote.com, where stockholders may vote their shares over the Internet (see Voting Options below). Directions to the location of the Annual Meeting are also available at the back of this Proxy Statement and at http://proxy.plumcreek.com.
VOTING OPTIONS
Your Vote Is Important. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to do so, because your vote by proxy is revocable at your option. Voting by Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help the Company reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.
Vote by Internet. You can vote your shares over the Internet at www.proxyvote.com until 11:59 P.M. Eastern Time on May 4, 2015, the day before the Annual Meeting. Voting via the Internet is a valid proxy voting method under the laws of the state of Delaware (our state of incorporation). Have the enclosed proxy card in hand when you access the website and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.
Vote by Telephone. You can vote your shares over the telephone by calling 1-800-690-6903 until 11:59 P.M. Eastern Time on May 4, 2015, the day before the Annual Meeting. Have the enclosed proxy card in hand when you call and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.
Vote by Mail. You can vote your shares by mail by completing, signing, and dating the enclosed proxy card and mailing it in the enclosed postage-paid envelope or you can return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received before May 5, 2015, for your vote to be counted.
Important Note. Please do not return your proxy card if you are voting by telephone or Internet.

2 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

VOTE REQUIRED AND METHOD OF COUNTING VOTES
Quorum
Under the Delaware General Corporation Law (“Delaware Law”) and the Company's Amended and Restated Bylaws (as amended, the “Company Bylaws”), the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Each share of Plum Creek common stock entitles the holder to one vote on each of the three (3) proposals to be presented at the Annual Meeting. Abstentions and broker non-votes are counted toward determining a quorum but, as described in more detail below, they have no effect on the outcome of any of the three (3) proposals.
Broker Non-Votes
A broker non-vote occurs when a registered holder of stock that is holding shares on behalf of the beneficial owner of that stock (e.g., a broker or bank or other share custodian holding stock on behalf of its client) votes on behalf of the beneficial owner of the stock on at least one proposal but not on another. This happens typically because the brokerage firm or other share custodian does not have discretionary voting authority with respect to such other items of business and has not received instructions from its client, the beneficial owner of the stock.
Under NYSE rules, the ratification of the appointment of our independent auditors is considered a “discretionary” item. This means that brokerage firms and other share custodians may vote shares in their discretion on this matter on behalf of their clients who have not otherwise furnished voting instructions before the Annual Meeting. In contrast, the election of directors and the advisory vote on executive compensation are “non-discretionary” items. This means that brokerage firms and other share custodians that have not received voting instructions from their clients on these proposals may not vote in their discretion on these items of business.
Therefore, if you maintain custody of your shares with a broker, bank, or other share custodian, it is very important that you provide your broker, bank, or other share custodian with voting instructions for your shares; otherwise, your shares will not be voted on the non-discretionary items of business at the Annual Meeting.
Voting Standard for Director Elections
The Company Bylaws specify the vote requirement for both contested and uncontested elections of directors in Section 1 of Article III. In a contested election of directors, the number of director nominees exceeds the number of directors to be elected. In an uncontested election of directors, the number of director nominees does not exceed the number of directors to be elected to the Board. The election of directors in Proposal 1 is an uncontested director election because the number of nominees does not exceed the number of directors to be elected.
Uncontested director elections are governed by a majority vote standard. The Company Bylaws provide that a nominee for director in an uncontested director election shall be elected if the votes cast in favor of (“FOR”) such nominee's election exceed the votes cast against (“AGAINST”) such nominee's election. Abstentions and broker non-votes, if any, have no effect on the vote outcome.
Company policy governs whether current directors who are not re-elected under the majority vote standard continue to serve until their successors are elected. Under Delaware Law, any director who is currently serving on the Board and who is not re-elected at the end of his or her term of office nonetheless continues to serve on the Board as a “holdover director” until his or her successor has been elected. To address this situation, the Board has adopted a Corporate Governance Policy on Majority Voting, which can be found in the Company's Corporate Governance Guidelines. The complete Corporate Governance Policy on Majority Voting is available on the Company's website at www.plumcreek.com by clicking on “Investors,” then “Corporate Governance,” and finally “Governance Guidelines.”
Under the policy, any director who does not receive the required number of votes for re-election under the majority voting standard must tender his or her resignation to the Chairman of the Board. The Board will consider the tendered resignation and will decide, within 90 days of the stockholder meeting at which the election occurred, whether to accept or reject the tendered resignation and will publicly disclose its decision and the process involved in the consideration. Absent a compelling reason to reject the resignation, the Board will accept the resignation. The director who tenders his or her resignation will not participate in the Board's decision. Only a person who is currently serving as a director and seeking re-election can become a “holdover director” under Delaware Law. Therefore, the Corporate Governance Policy on Majority Voting would not apply to any person who was not then serving as a director at the time he or she sought, and failed to obtain, election to the Board. For 2015, all nominees for the election of directors are currently serving on the Board.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 3

Voting Standard for Other Items of Business
The Company Bylaws specify the vote requirement for other items of business presented to a vote of stockholders in Section 9 of Article II. This section of the Company Bylaws does not govern the election of directors (discussed above) or items of business with a legally specified vote requirement.
Under this voting standard, which parallels the voting standard for uncontested director elections (discussed above), an item of business shall be approved by the stockholders if the votes cast “FOR” such item exceed the votes cast “AGAINST” such item. Abstentions and broker non-votes, if any, have no effect on the vote outcome.
Vote Required for Each Item of Business
Proposal 1. For Proposal 1, a nominee will be elected to the Board only if the votes cast “FOR” such nominee's election exceed the votes cast “AGAINST” such nominee's election. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election.
Proposal 2 and Proposal 3. For both Proposal 2 (advisory vote on executive compensation) and Proposal 3 (advisory vote ratifying the appointment of Ernst & Young LLP), approval requires that votes cast “FOR” exceed the votes cast “AGAINST” each proposal. Abstentions and broker non-votes, if any, will have no effect on the vote outcome for either of these proposals.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Role of the Board of Directors
Pursuant to Delaware Law and the Company Bylaws, the business, property, and affairs of the Company are managed under the direction of the Board. The current members of the Board are Rick R. Holley, Robin Josephs, Sara Grootwassink Lewis, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, Lawrence A. Selzer, Stephen C. Tobias, and Martin A. White. Members of the Board are kept informed of the Company's business through discussions with Plum Creek's officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board held four (4) regularly scheduled meetings and three (3) special meetings during 2014.
Director Independence
The Board's governance principles require that at least two-thirds of the Board be composed of independent directors and that each of the Board's three committees be composed solely of independent directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with NYSE listing standards for director independence. A copy of these standards can be found on the Company's website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.
With the assistance of its legal counsel, the Corporate Governance and Nominating Committee reviewed written responses to submitted questionnaires completed by each member of the Board against the Board's and the NYSE's general independence standards for directors, along with NYSE and SEC independence standards specifically applicable to Board members who serve on the Audit Committee and NYSE and SEC independence standards applicable to Board members who serve on the Compensation Committee. On the basis of this review, the Corporate Governance and Nominating Committee advised the full Board of its conclusions regarding director independence. After considering the Committee's recommendation, the Board affirmatively determined that each of Mses. Josephs and Grootwassink Lewis and Messrs. McDonald, McLeod, Morgan, Racicot, Selzer, Tobias, and White is independent under the Board's and the NYSE's director independence standards. The Board of Directors has also determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) of the Exchange Act and that each of the current members of the Compensation Committee is independent in accordance with both NYSE and SEC independence standards applicable to compensation committee members.
Board Leadership Structure
The Company separates the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of the Board. In addition, the Company believes that the separation provides a more effective monitoring and objective evaluation of

4 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

the Chief Executive Officer's performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen the Board's independent oversight of the Company's performance and governance standards.
To give a voice to our independent directors and to provide them with a separate forum for candid discussion, the Corporate Governance Guidelines require at least four (4) annual executive sessions of solely independent directors. The Corporate Governance Guidelines provide that the Chairman of the Board preside at and set the agenda for all executive sessions of independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors.
Another key component of the Board's leadership structure is the role of the Board's committees. The Board has delegated certain oversight functions to its three committees, each of which is composed entirely of independent directors and each of which covers an extensive agenda. These committees regularly report back to the full Board with specific findings and recommendations in their areas of oversight and also coordinate with the Chief Executive Officer and other members of management.
The Company believes that its leadership structure, policies, and practices, when combined with the Company's other governance policies and procedures, function extremely well in strengthening Board leadership, fostering cohesive decision making at the Board level, solidifying director collegiality, improving problem solving, and enhancing strategy formulation and implementation.
Role of the Board of Directors in Risk Oversight
Our Board of Directors administers its risk oversight function both directly and with the assistance of the Audit Committee. The Board, which meets at least quarterly, regularly discusses with members of senior management the major operational and financial risks (including credit and liquidity risks) facing the Company, their potential impact on the Company, and the steps taken to manage them. The Audit Committee, which meets frequently with the Company's independent auditors and members of senior management responsible for managing risk associated with financial reporting, reports regularly to the Board on these financial reporting matters.
Board Committees
The Board has a standing Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee. Each of these committees acts pursuant to a written charter, which can be found on the Company's website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.
Compensation Committee. During 2014, the Compensation Committee met five (5) times. The Committee is responsible for developing and modifying, over time, the Company's compensation policies and plans, including the compensation policies and plans for the Company's executive officers and directors. It is also responsible for making recommendations to the Board concerning amendments to the Company's compensation plans and, in certain instances, making amendments to such plans. The Committee also oversees the annual performance evaluation of the Company's Chief Executive Officer and is responsible for producing a report on executive compensation for inclusion in the Company's proxy materials. The current members of the Compensation Committee are Ms. Josephs and Messrs. McLeod, Selzer, Tobias, and White (Chairman).
The Compensation Committee reviews executive compensation each year. The Compensation Committee may form and delegate authority to subcommittees when it deems appropriate or reasonably necessary. To assist it in doing its job, the Compensation Committee has retained the firm of Towers Watson, a nationally recognized compensation consulting firm. Towers Watson is engaged by, and reports directly to, the Compensation Committee and interacts with members of management as necessary to fulfill its responsibilities. Representatives of Towers Watson participate in most regularly scheduled meetings of the Compensation Committee. Based on discussions with Towers Watson and a review by the Compensation Committee's legal counsel of responses to questionnaires completed by members of the Board and senior management, the Compensation Committee has concluded that there are no conflicts of interest raised by Towers Watson providing consulting services to the Committee.
For 2014, the Compensation Committee instructed Towers Watson to keep it informed about current and developing trends in non-employee director and executive compensation. However, as discussed under Performance and Compensation Peer Groups on page 20 of this Proxy Statement, the Compensation Committee did not commission Towers Watson to conduct a comparative market compensation analysis for 2014 compensation decisions. It did, however, direct Towers Watson to perform a comparative market analysis in October of 2014, on which the Committee’s 2015 pay decisions were based.
Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one (1) time during 2014, though the Committee communicated regularly throughout the year about various items of

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 5

Committee business. The current members of the Corporate Governance and Nominating Committee are Messrs. McDonald, Morgan (Chairman), Selzer, and Tobias.
The Committee’s primary responsibility is overseeing and coordinating the Company's corporate governance practices. Among other duties, it is responsible for developing and recommending to the Board the general corporate governance principles by which the Company and the Board conduct their affairs. These principles are primarily reflected in the Company’s Corporate Governance Guidelines, which the Committee is charged with reviewing at least once each year.
The Committee also oversees the handling of stockholder requests to take certain actions, including, but not limited to, stockholder proposals formally submitted in connection with the Company’s annual stockholder meeting. The Company has a long history of constructive engagement with its stockholders on a wide range of issues, and many of our current governance practices were adopted specifically in response to requests by our stockholders. The following are current Company governance practices that were originally put in place in response to a request by, and subsequent dialogue with, a stockholder: our annual stockholder vote to ratify the appointment of the Company’s independent auditor, the declassification of our Board of Directors, our bylaw requirement that directors be elected by a majority stockholder vote, and the Company’s annual report on its political contribution and related activities.
One of the Committee’s most important roles is to oversee the annual performance evaluation of the Board and each of its standing committees. To do this, the Committee seeks feedback from each director by means of a written questionnaire prompting the director to critically evaluate the functioning of the entire Board of Directors and each committee on which he or she serves by giving performance ratings on several criteria. The questionnaire also encourages directors to include written commentary and observations as they see fit. Absolute candor in the evaluation process is strongly encouraged; all responses are submitted anonymously, and no record of any individual director’s responses is ever maintained. The Corporate Secretary oversees the collection of responses, including individual director comments, and a summary report is prepared for the Committee Chairman, who then reports the results to the full Board.
Audit Committee. The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2014, the Audit Committee met nine (9) times. Among other things, the Committee has the responsibility to appoint, terminate, replace, compensate, and oversee the Company's independent auditors; to review and approve the scope of the annual audit; to interview the independent auditors for review and analysis of the Company's financial systems and controls; and to review the independence of, and preapprove any audit or non-audit services provided by, the independent auditors.
Current members of the Audit Committee are Ms. Josephs and Ms. Grootwassink Lewis and Messrs. McDonald (Chairman), Morgan, and Racicot. The Board of Directors has determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has designated Ms. Josephs as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.
Report of the Audit Committee
In connection with the Audit Committee's review of the Company's financial statements for the year ended December 31, 2014:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant's independence.

4.
Based on the review and discussions of the above three items, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10‑K for the last fiscal year for filing with the Securities and Exchange Commission.

Robin Josephs, Sara Grootwassink Lewis, John G. McDonald (Chairman), John F. Morgan Sr., and Marc F. Racicot

6 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Selection of Nominees to the Board of Directors
Stockholder Nominations. The Corporate Governance and Nominating Committee will consider director nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 601 Union Street, Suite 3100, Seattle, Washington 98101-1374. If a stockholder intends to make a nomination at any annual stockholder meeting, the Company Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company's previous year's annual meeting of stockholders. The notice must comply with the Company Bylaws and set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address, and principal occupation of the proposed director nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed director nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed director nominee or nominees. These Company Bylaw provisions afford the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.
Director Qualifications. The Corporate Governance and Nominating Committee believes that the most basic and fundamental qualifications for serving as a director of the Company are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record for honest and ethical conduct in his or her professional and personal activities. In addition, any person who serves on the Board must also be financially literate and able to make independent analytical judgments and inquiries. The Committee will also consider a candidate’s time availability in light of other commitments, potential conflicts of interest, and independence from management and the Company.
Beyond these basic qualification requirements, the Committee considers and examines a director candidate's specific professional and business experience in the context of the Board's needs. The Committee periodically consults with the Board and the CEO to establish, modify, and affirm a specific set of skills, professional or business experience, and attributes that should be represented on the Board of Directors at any given point in time. At least once each year, the Committee reviews a written matrix that illustrates these desired qualities and matches them with individual members of the Board to assess how well these qualities are currently represented on the Board or if there are any gaps. From time to time, when the Committee concludes that one or more gaps exist, it will seek to find a director candidate who would bring the desired, and missing, trait to the Board. Currently, the Committee’s Skills, Experience, and Attributes Matrix sets forth the following desired backgrounds that should be represented on the Board by at least one director: Current Position as a Principal Executive or Similar Senior Management Position; General Real Estate Experience; Natural Resource or other Extractive Industry Experience (including Energy); Experience Managing Corporate Issues Relating to Growth, Economic Downturn, Global Competition, and Other Material Corporate Operating and Business Challenges; Experience Managing Geographically Diverse or Rural Businesses; Proven Business and Strategic Management Skills; Experience in Finance and Capital Markets; Qualifications as a “Financial Expert” for Audit Committee Services (SEC and NYSE compliance requirement); Political or Conservation Background; and Experience with Alternative Energy Production and Management.
Although there is no formal policy with respect to racial, ethnic, or gender diversity, the Board values diversity and seeks to have a diverse group of directors after giving primary consideration to the selection criteria discussed previously. For this reason, the Corporate Governance and Nominating Committee places strong emphasis on director candidates who both fill a needed skill, experience, or attribute and would add diversity to the Board. In 2013, for example, the Committee successfully identified and recommended Ms. Sara Grootwassink Lewis for appointment to the Board. Currently, there are two female directors on the Board. The Committee assesses its achievement of diversity as part of its annual review of the director nomination process, and it intends to continue to seek candidates who would both fill a need on the Board and contribute to the Board’s overall diversity.
Selection Process for Director Nominees. The Corporate Governance and Nominating Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time, the Committee engages search firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.
Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 7

consideration, the Chairman of the Committee or another member of the Committee contacts the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews his or her accomplishments and qualifications in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater firsthand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.
Executive Sessions of the Board of Directors
In accordance with the Company's Corporate Governance Guidelines, the Board's independent directors meet in executive session at least four (4) times each year. The Chairman of the Board, who must be an independent director under the Corporate Governance Guidelines, presides at and sets the agenda for each executive session of the independent directors. John F. Morgan Sr. served as Chairman of the Board for 2014 and presided over all executive sessions of the independent members of the Board during 2014.
Communicating with the Board
Anyone who wishes to notify or communicate with the entire Board of Directors, any individual director, or the independent directors as a group may do so. Communications should be delivered to the following address, marked “confidential,” c/o Corporate Secretary, Plum Creek Timber Company, Inc., 601 Union Street, Suite 3100, Seattle, Washington 98101-1374. The Corporate Secretary reviews all such correspondence and will forward to the Chairman of the Board of Directors, or other individual director or group of directors, as the case may be, a copy of such correspondence that, in the opinion of the Corporate Secretary, relates to the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These communication procedures were approved by the Board of Directors.
Board Member Attendance at Board and Committee Meetings During 2014
The table below summarizes each director's attendance at meetings of the Board of Directors and meetings of each committee on which he or she serves. In 2014, there were seven (7) meetings of the Board of Directors, nine (9) meetings of the Audit Committee, one (1) meeting of the Corporate Governance and Nominating Committee, and five (5) meetings of the Compensation Committee. As the Company's Chief Executive Officer, Mr. Holley periodically attends meetings of the Board's committees at their invitation. Likewise, other members of the Board of Directors periodically attend, as guests, meetings of committees on which they do not formally serve. Guest attendance at those meetings, by Mr. Holley and other directors, is not reported in the table below.

Name	Board Meetings Attended by Director	Audit Committee Meetings Attended by Director	Corporate Governance and Nominating Committee Meetings Attended by Director	Compensation Committee Meetings Attended by Director
Rick R. Holley	7	—	—	—
Robin Josephs	7	8	—	5
Sara Grootwassink Lewis	7	9	—	—
John G. McDonald	7	9	1	—
Robert B. McLeod	7	—	—	4
John F. Morgan Sr.	7	9	1	—
Marc F. Racicot	7	9	—	—
Lawrence A. Selzer	7	—	1	5
Stephen C. Tobias	7	—	1	5
Martin A. White	7	—	—	5

8 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Board Member Attendance at Annual Meetings
While members of the Board are always welcome to attend the annual meeting of stockholders, the Board has no formal policy requiring their attendance. Five of the Company's current directors, Ms. Grootwassink Lewis and Messrs. Holley, Morgan, Racicot, and Tobias, attended the 2014 annual meeting of stockholders held on May 6, 2014.
Code of Ethics and Other Corporate Governance Information
The Company maintains a code of ethics, the Plum Creek Code of Conduct, which applies to each director and to the principal executive officer, the principal financial officer, and the principal accounting officer, as well as to all other employees of the Company. The Plum Creek Code of Conduct, along with the governing charters of each of the Board's committees and the Company's Corporate Governance Guidelines, can be found in the “Corporate Governance” section of the Company's website accessible to the public at www.plumcreek.com. To find this section of the website, click on the “Investors” link and then the “Corporate Governance” link. The Company will post any amendments to, or waivers from, its Code of Conduct (to the extent applicable to any director or any of the Company's executive officers, including the principal executive officer, principal financial officer, or principal accounting officer) at this location on its website. The Company will also post to its website the name of any director who simultaneously serves on the audit committees of more than three public companies, along with the Board's determination that such service would not impair any such director's ability to serve on the Audit Committee. In addition to these documents, the Company's proxy statements and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and reports concerning transactions in the Company's stock by directors and certain officers of the Company, and any amendments to those reports, can also be found on the Company's website by first clicking the “Investors” link, then the “Financial Publications” link, and finally the “SEC Filings” link. Copies of any of these documents may be obtained free of charge from our website, by contacting the Company's Investor Relations Department at 601 Union Street, Suite 3100, Seattle, Washington 98101-1374, or by calling (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).
Director Compensation
The Compensation Committee periodically reviews non-employee director compensation and engages Towers Watson to advise it on market data, trends, and recommendations for this review. Based upon this review and advice, the Compensation Committee makes recommendations to the full Board regarding appropriate and competitive director compensation.
2014 Director Compensation
Our non-employee directors received the following compensation for their service on the Board during 2014:

•	$60,000 annual cash retainer.

•	$2,000 meeting fee for each meeting of the Board (one-half of this amount was paid for participation in any telephonic meeting unless otherwise determined by the Chairman of the Board).

•	2,617 shares of the Company's common stock (with an approximate total value of $110,000 at the time of grant).
The Chairman of the Board received an additional annual retainer of $60,000, and members of Board committees received the following amounts, depending upon their involvement with each committee of the Board:

•
Audit Committee — $15,000 annual cash retainer for the Chair of the Committee and $5,000 annual cash retainer for other Committee members. All members of the Audit Committee received a $2,000 fee for each meeting of the Audit Committee (one-half of this amount was paid for participation in any telephonic meeting unless otherwise determined by the Audit Committee Chair).

•
Compensation, Corporate Governance and Nominating Committees — $10,000 annual cash retainer for the Chair of the Compensation Committee and $5,000 annual cash retainer for the Chair of the Corporate Governance and Nominating Committee. Members of each committee received a $1,500 fee for each committee meeting (one-half of this amount was paid for participation in any telephonic meeting unless otherwise determined by the committee chair).

Directors had the choice to elect to take all or a portion of their retainers and fee compensation in the form of common stock of the Company, and they had the option to defer all or any part of their retainers and fee compensation. Directors were reimbursed for expenses incurred in connection with attending Board and committee meetings.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 9

The table below summarizes compensation received by the Board's non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)(A)	Stock Awards ($)(B)	Total ($)
Robin Josephs	$94,750	$110,307	$205,057
Sara Grootwassink Lewis	$89,000	$110,307	$199,307
John G. McDonald	$99,750	$110,307	$210,057
Robert B. McLeod	$75,750	$110,307	$186,057
John F. Morgan Sr.	$154,750	$110,307	$265,057
Marc F. Racicot	$89,000	$110,307	$199,307
Lawrence A. Selzer	$78,500	$110,307	$188,807
Stephen C. Tobias	$76,750	$110,307	$187,057
Martin A. White	$86,000	$110,307	$196,307

(A)
Fees Earned or Paid in Cash — includes cash retainers and meeting fees earned in 2014. Under the terms of the Plum Creek Director Stock Ownership Plan, directors may also elect to receive shares of the Company's common stock in lieu of cash fees based on the closing price of the stock on the date such cash fees are payable to the director. Ms. Grootwassink Lewis and Mr. White elected to receive 100% of their cash fees in common stock under the plan, and Mr. Tobias elected to receive 50% of his cash fees in common stock under the plan. For cash fees earned in 2014, Mr. White was paid 1,933 shares of common stock. Ms. Grootwassink Lewis was paid 2,108 shares of common stock, and Mr. Tobias was paid 848 shares of common stock, receipt of which they both deferred under the terms of the Plum Creek Deferral Plan.

(B)
Stock Awards — represents the grant date fair value, calculated in accordance with Accounting Standards Codification (ASC) Topic 718, for grants of common stock awards made to non-employee directors of the Board. The grant date fair value for the 2014 award of common stock was $42.15 per share for all directors based on the closing price of Plum Creek's common stock on the date of grant. For more information regarding the common stock awards and the calculation of their fair value, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.

Director Stock Ownership Guidelines
Each non-employee director is required to hold shares of common stock of the Company equal in value to five times the current Board retainer fee. Directors have five years from the date on which they are first elected or appointed to the Board, whichever is earlier, to comply with this requirement. As of March 13, 2015, each member of the Board nominated for re-election was in compliance with this requirement.
PROPOSAL 1
Election of Directors
The Board is authorized under the Company Bylaws to set, by resolution, the number of directors who comprise the Board. The directors whose terms expire in 2015 and have been nominated for election to one-year terms of office expiring at the 2016 annual meeting of stockholders, or until their successors are elected and qualified, are Rick R. Holley, Robin Josephs, Sara Grootwassink Lewis, John G. McDonald, Robert B. McLeod, John F. Morgan Sr., Marc F. Racicot, Lawrence A. Selzer, Stephen C. Tobias, and Martin A. White.
In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Mses. Josephs and Grootwassink Lewis and Messrs. Holley, McDonald, McLeod, Morgan, Racicot, Selzer, Tobias, and White. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.
Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve. The names and ages of the nominees, along with their principal occupations or employment during the past five years and their qualifications, are set forth below.

10 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Nominees for Election to One-Year Terms Expiring at the 2016 Annual Stockholder Meeting

Name	Age	Background
Rick R. Holley	63
Mr. Holley was elected to the Board of Directors of the Company on July 1, 1999, the date of our conversion from a master limited partnership to a real estate investment trust, or REIT. He was appointed as the Company’s President and Chief Executive Officer on July 1, 1999, and as Chief Executive Officer on February 5, 2013. From 1989 to 1994, Mr. Holley served as chief financial officer, and from 1994 through the date of our REIT conversion, he served as a director and president and chief executive officer of the general partner of the former master limited partnership. Mr. Holley previously served on the board of directors of Avista Corporation.

Mr. Holley is one of the longest tenured chief executive officers in the timber industry, having served in his current position as the Company's Chief Executive Officer since 1994. As the Company's principal executive officer, Mr. Holley brings to the Board proven leadership skills and the unique perspective of the Company's most senior executive officer. This perspective includes a deep and broad understanding of all the Company's business lines, the Company's industry, and general business. Mr. Holley also brings valuable experience in strategic planning, finance, and managing the Company's businesses through various economic cycles.

Robin Josephs	55
Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group, a private equity firm specializing in real estate investments. From 1986 to 1996, Ms. Josephs was employed as a senior executive with Goldman Sachs, where she served in various capacities. Prior to working at Goldman Sachs, Ms. Josephs served as an analyst for Booz Allen & Hamilton, Inc., in New York from 1982 to 1984. Ms. Josephs also serves on the board of directors of iStar Financial, Inc., MFA Financial, Inc., and QuinStreet, Inc.

Ms. Josephs' background as an investment banking professional brings valuable knowledge of finance and capital markets to the Board. Her experience as a managing director of Starwood Capital Group, where she spent time evaluating and managing numerous real estate investments, also adds knowledge and expertise in this important area to the Company. Ms. Josephs' experience evaluating financial statements in her professional career, along with her experience as an audit committee member on other public company boards, qualifies her to serve as a valuable member of the Board's Audit Committee and as its designated financial expert.

Sara Grootwassink Lewis	47
Ms. Grootwassink Lewis was appointed to the Board of Directors of the Company on November 5, 2013. In 2009, Ms. Grootwassink Lewis founded, and is the chief executive officer of, Lewis Corporate Advisors, LLC, a capital markets firm. Prior to that, she was executive vice president and chief financial officer of Washington Real Estate Investment Trust Company, an equity real estate investment trust, from 2002 to 2009. Ms. Grootwassink Lewis also serves on the board of directors of PS Business Parks, Inc., Adamas Pharmaceuticals, Inc., and Sun Life Financial Inc. She was also a director of CapitalSource Inc., prior to its acquisition during 2014. Ms. Grootwassink Lewis is a member of the Public Company Accounting Oversight Board Standing Advisory Group.

Ms. Grootwassink Lewis’ qualifications for election to the Board include her previous executive, financial, and real estate industry experience as a senior executive of a publicly traded REIT and her background as a Chartered Financial Analyst. Ms. Grootwassink Lewis’ service on other public company boards and their audit committees also brings valuable and relevant experience to the Board and the Audit Committee.

John G. McDonald	77
Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is a Professor of Finance at the Graduate School of Business at Stanford University, where he has been a faculty member since 1968 and where he holds the Stanford Investors Chair. Professor McDonald also serves as a director of iStar Financial, Inc. and QuinStreet, Inc. He was also a director of Varian, Inc. prior to its acquisition during 2010, of 13 mutual funds managed by Capital Research and Management Company until December 2012 and of Scholastic Corp, until September 2014.

Professor McDonald is an internationally noted finance and investment expert. His background and expertise in equity markets, investment and financial management, entrepreneurial finance, and private equity investing and asset management bring to the Board a keen understanding of the investor's perspective of the Company and its operations. Professor McDonald's experience evaluating financial statements, along with his experience as an audit committee member on other public company boards, qualifies him to serve as a valuable member and Chairman of the Board's Audit Committee.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 11

Robert B. McLeod	73
Mr. McLeod was appointed to the Board of Directors of the Company in June 2004. Since 1999, Mr. McLeod has served as the chairman of the board of directors and chief executive officer of Newland Communities, a national developer of master planned communities.

As the chief executive officer of a large real estate development company, Mr. McLeod brings specific real estate experience and expertise to the Board. His experience managing and overseeing a large, complex, and geographically diverse business organization, along with his experience managing corporate issues relating to growth, strategic planning, economic downturns, and competition, is also directly relevant and valuable to the Company and the Board.

John F. Morgan Sr.	68
Mr. Morgan was appointed to the Board of Directors of the Company in October 2006. Since 2001, Mr. Morgan has owned and managed Morgan Timber, LLC, a private timberland and real estate management and development company. Since 2009, Mr. Morgan has also owned and managed South Coast Commercial, LLC, a real estate investment firm. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) from 1969 to 1972 and Citizens & Southern Corporation (Bank of America) from 1973 to 1978. He later helped found INVESCO Capital Management, a global money management firm, where he served from 1979 to 2000.

Mr. Morgan is a private timber investor and brings to the Board valuable experience and understanding of the Company's principal business. Along with his timber management background, Mr. Morgan's vast experience in the general banking industry, including his experience at INVESCO as a co-founder and member of senior management, brings to the Board a valuable and relevant background in finance and capital markets as well as experience in managing a large and complex business organization. As a former investment manager, Mr. Morgan has a keen understanding of the investor's perspective of the Company and its operations. His experience evaluating financial statements also qualifies him to serve as a valuable member of the Board's Audit Committee.

Marc F. Racicot	66
Mr. Racicot was appointed to the Board of Directors of the Company on March 1, 2010. Mr. Racicot is an attorney and served as president and chief executive officer of the American Insurance Association from August 2005 until February 2009. Prior to that, he was an attorney at the law firm of Bracewell & Giuliani, LLP, from 2001 to 2005. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the state of Montana. Mr. Racicot was appointed by President Bush to serve as the Chairman of the Republican National Committee from 2002 to 2003, and he served as Chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He presently serves on the board of directors of Avista Corporation, Massachusetts Mutual Life Insurance Company, and The Washington Companies. Mr. Racicot previously served on the board of directors of Burlington Northern Santa Fe Corporation (publicly held company until 2010), Siebel Systems Inc. (publicly held company until 1995), and Allied Capital Corporation (publicly held company until 2010).

Mr. Racicot brings to the Board a wealth of experience in government and the practice of law. As the former Governor and Attorney General for the state of Montana, an important area of the Company's operations, Mr. Racicot adds great breadth of experience and understanding of how government and large complex business organizations interact. As an experienced lawyer, he also has valuable skill and background in the areas of regulatory and operational risk oversight. His experience as an audit committee member on other public company boards also qualifies him to serve as a valuable member of the Board's Audit Committee.

Lawrence A. Selzer	55
Mr. Selzer was appointed to the Board of Directors of the Company on February 7, 2012. Since 2001, Mr. Selzer has served as the president and chief executive officer of The Conservation Fund, one of the nation's premiere environmental non-profit organizations.

As the chief executive officer of a large conservation organization, Mr. Selzer brings to the Board valuable experience and expertise in the areas of conservation procurement, conservation finance, land acquisition and disposition, and real estate management. His experience managing and overseeing a large, complex, and geographically diverse environmental conservation organization is also directly relevant to the Company's business and valuable to the Board.

12 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Stephen C. Tobias	70
Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. From May 17 to June 29, 2012, Mr. Tobias served as the interim chief executive officer of Canadian Pacific Railway Ltd. Mr. Tobias previously served as the vice chairman and chief operating officer of Norfolk Southern Corporation, a rail transportation company, from 1998 through 2009 and as the vice president of Norfolk Southern Railway Company, a subsidiary of Norfolk Southern Corporation, from 2000 through 2009. He also served as executive vice president-operations of Norfolk Southern Corporation and vice president and chief operating officer of Norfolk Southern Railway Company. Mr. Tobias served as a director of Norfolk Southern Railway Company and presently serves on the board of directors of Canadian Pacific Railway Ltd.

As the former chief operating officer of Norfolk Southern Railway Company, Mr. Tobias brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex, and geographically diverse business organization. He also has valuable experience managing corporate issues relating to growth, strategic planning, economic downturns, and competition. His understanding of the rail transportation industry is of particular relevance to the Board because of the role that transportation plays in the Company's principal business of supplying wood products to end users.

Martin A. White	73
Mr. White was appointed to the Board of Directors of the Company in July 2006. From 1998 to 2006, Mr. White served as chairman of the board and president and chief executive officer of MDU Resources Group, Inc., a diversified natural resource company that provides energy, natural resource products, and related services to both U.S. and international markets. Mr. White served as a Senior Advisor to the Tharaldson School of Business at the University of Mary from 2006 to 2012 and was a director of First Interstate BancSystem, Inc. He is currently the chairman of the board of trustees at the University of Mary and serves on the board of directors of Buckeye Partners, L.P.

As the former president and chief executive officer of MDU Resources Group, Inc., Mr. White brings to the Board the perspective and experience of an executive who has directed and overseen the management of a large, complex, and geographically diverse business organization. He also has valuable experience managing corporate issues relating to growth, strategic planning, economic downturns, and competition. His keen understanding of the natural resources and extractive industry business is directly relevant to the Company's businesses, and his understanding of the energy business is also valuable to the Company as it explores opportunities in the area of alternative energy.

✓ THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Company's common stock as of March 13, 2015, for each director, each named executive officer, the directors and executive officers as a group, and any person or entity known to the Company to beneficially own more than 5% of the Company's common stock. Amounts shown do not include restricted stock units because restricted stock units do not confer the right to vote on stockholder matters. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 601 Union Street, Suite 3100, Seattle, Washington 98101-1374.

Name of Individual or Identity of Group	Number of Shares Beneficially Owned	Percentage of Class
Beneficial Owners of More than 5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	11,324,285(A)	6.43%

First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	10,649,148(B)	6.05%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,235,891(C)	7.52%

Directors
Rick R. Holley	989,388(D)	*
Robin Josephs	38,717(E)	*
Sara Grootwassink Lewis	7,072(F)	*
John G. McDonald	39,517(G)	*
Robert B. McLeod	26,517	*
John F. Morgan Sr.	21,458	*
Marc F. Racicot	13,517	*
Lawrence A. Selzer	9,517	*
Stephen C. Tobias	35,517(H)	*
Martin A. White	35,204	*

Named Executive Officers
Thomas M. Lindquist	140,387(I)	*
David W. Lambert	86,948(J)	*
James A. Kilberg	40,854(K)	*
Larry D. Neilson	107,192(L)	*

Directors and Executive Officers as a Group (18 persons, including those named above)	1,874,394	1.06%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 176,060,556 shares of common stock outstanding as of March 13, 2015.

(A)	Based solely on information contained in a Form 13G/A filed by BlackRock, Inc., on January 30, 2015, with the Securities and Exchange Commission.

(B)	Based solely on information contained in a Form 13G filed by First Eagle Investment Management, LLC, on January 30, 2015, with the Securities and Exchange Commission.

(C)	Based solely on information contained in a Form 13G/A filed by The Vanguard Group, Inc., on February 11, 2015, with the Securities and Exchange Commission.

(D)
Includes 25,149 shares of common stock held by a Company benefits trust over which Mr. Holley, on behalf of the Company, has discretionary voting power. Mr. Holley disclaims beneficial ownership of these shares. Also includes 750,000 shares of common stock issuable under stock options exercisable within 60 days of March 13, 2015.

(E)
Amount shown includes 200 shares of common stock held in trust for the benefit of Ms. Josephs' children and 38,517 shares of common stock held in a revocable trust over which Ms. Josephs has voting and dispositive power.

(F)
Amount shown does not include 2,307 shares of common stock deferred under the Plum Creek Deferral Plan and held by a Company benefits trust. Ms. Grootwassink Lewis does not have voting or dispositive power over these deferred shares under the terms of the plan, but she does maintain an economic and pecuniary interest in the shares.

14 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

(G)	Amount shown includes 33,517 shares held in a family trust over which Mr. McDonald has voting and dispositive power and 6,000 shares held in an individual retirement account.

(H)
Amount shown does not include 10,629 shares of common stock deferred under the Plum Creek Deferral Plan and held by a Company benefits trust. Mr. Tobias does not have voting or dispositive power over these deferred shares under the terms of the plan, but he does maintain an economic and pecuniary interest in the shares.

(I)	Amount shown includes 52,500 shares of common stock issuable under stock options exercisable within 60 days of March 13, 2015.

(J)	Amount shown includes 55,000 shares of common stock issuable under stock options exercisable within 60 days of March 13, 2015.

(K)	Amount shown includes 11,000 shares of common stock issuable under stock options exercisable within 60 days of March 13, 2015.

(L)	Amount shown includes 78,000 shares of common stock issuable under stock options exercisable within 60 days of March 13, 2015.
EXECUTIVE COMPENSATION
This section describes and analyzes the Company's compensation program for its named executive officers. The named executive officers include the Company's Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of 2014 (collectively, the “Named Executive Officers” or “NEOs”).
Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") provides a detailed discussion of the compensation programs for our NEOs. In 2014, they included:
•Rick R. Holley, Chief Executive Officer
•Thomas M. Lindquist, President and Chief Operating Officer
•David W. Lambert, Sr. Vice President and Chief Financial Officer
•James A. Kilberg, Sr. Vice President, Real Estate, Energy and Natural Resources
•Larry D. Neilson, Sr. Vice President, Resources and Operations Support
CD&A Table of Contents
To assist our stockholders in locating important information, this CD&A is organized as follows.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 15

Glossary of Terms
Following are terms frequently referenced in this CD&A:

•
“Adjusted EBITDA” means earnings from continuing operations (excluding certain equity earnings) and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold.

•	“FFO” means funds from operations.

•	“RSU” means a restricted stock unit.

•	“TSR” means total stockholder return.

•	“VMA” means a value management plan award.
Summary of 2014 Pay and Performance
Plum Creek is among the largest and most geographically diverse private landowners in the nation, with approximately 6.6 million acres of timberlands in major timber producing regions of the United States as of December 31, 2014. The Company is a real estate investment trust ("REIT") that is primarily an owner and manager of timberlands as well as a producer of manufactured wood products. We evaluate all our land holdings for their highest value use, including timber production, real estate development, and other potential income sources.
We create and capture value through active and thoughtful management of our natural resources and by optimizing our timberland portfolio through strategic acquisitions and divestitures. In addition, our extensive land holdings provide significant risk reduction through geographic and species diversity. Our resource professionals are experts in forestry, wood fiber merchandising, and land management. We are also innovators in environmental stewardship and habitat conservation.
In 2014, largely as a result of our MeadWestvaco timberland acquisition in late 2013, we improved our business operations as follows:

•	Increased our Adjusted EBITDA by $103 million to $605 million.

•	Increased cash flow generated from our timber resources and our energy and natural resource businesses.

•	Increased FFO by $39 million to $475 million.
For a more complete description of "Adjusted EBITDA," including a reconciliation to generally accepted accounting principles, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations.
Executive Pay Tied to Company Performance
Plum Creek recognizes and rewards its executives through compensation programs that directly link pay to performance. By providing a pay package that leverages a mix of long- and short-term incentives, we motivate our executives to generate the short-term results we need to operate the business while keeping an eye toward the longer-term strategic goals we need to succeed in the future.
For 2014 Compensation
Our annual incentive bonus is based on our performance during the year, as measured by our FFO, which we consider a meaningful financial measure to evaluate our core operating performance for the short term. Payouts under our annual incentive plan reflect that the Company achieved 102.6% of the 2014 budgeted FFO performance target of $463 million.
Earned annual bonuses are determined at year-end based on the Company's performance against the target performance goal of budgeted FFO. Target or “budgeted” FFO is presented to the Board and is approved at the first Board meeting each year in early February. The Board set the FFO target for 2014 at $463 million. The Company achieved $481 million, or 103.9%, of FFO for 2014, which includes a $6 million gain related to insurance recoveries from the MDF fire loss in June 2014. Management did not believe that this gain should be included in its FFO performance; therefore, it recommended to the Compensation Committee that FFO be reduced by the $6 million gain. The Compensation Committee agreed with management and adjusted the Company’s FFO used to measure annual incentive plan performance to $475 million for 2014, or 102.6% of the budgeted performance target, and approved annual incentive plan bonus awards based on this performance.
A significant portion of our long-term incentive awards is performance-based, and these awards are earned based on our TSR relative to three market indices. For our 2012 VMA, our TSR was 32.1% at the end of the three-year performance period on December 31, 2014. This performance placed the Company at approximately the 28th percentile in the Industry Peer Index, the 20th percentile in the S&P 500 Index, and the 11th percentile in the MSCI U.S. REIT Index, which translated to a payout of $2.83 (out of a maximum of $200) per VMA unit.

16 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

We also recognize that talented executives are always in demand. We therefore included an element of retention-based equity in the form of RSUs as part of our overall executive compensation package for 2014.
In addition, we consider our senior executive team’s performance beyond the immediate term in making compensation decisions. Over the course of the last several years, during persistent challenging market conditions affecting our business, we have maintained the quality of our balance sheet and have positioned the Company well for the future. Our credit ratings have remained stable at “Investment Grade,” and we have executed several strategic corporate initiatives, including the completion of a significant asset acquisition and several strategic disposition transactions. Although these achievements do not always translate clearly or immediately into increases in stock price or TSR, we believe that they are in the Company’s and its stockholders’ best long-term interests.
Thus, our compensation decisions reflect, at least in part, a long-term view of what is best for the Company and its stockholders. With these interests in mind, we considered our overall progress toward achieving current and long-term strategic, business, and financial goals as we made decisions on the various elements of our 2014 compensation for our senior executives. We believe that combining a focus on short- and long-term performance is the best way for us to ensure alignment between incentives for our executive and the results realized by our stockholders. As discussed in more detail under Performance and Compensation Peer Groups on page 20 of this Proxy Statement, the Compensation Committee did not commission Towers Watson to conduct a comparative market analysis for 2014 compensation decisions, relying instead on information from the 2013 comparative analysis.
CEO Retention Incentive Grant
Our commitment to pay-for-performance starts at the top. On February 3, 2014, the Compensation Committee approved a one-time grant to Mr. Holley of 44,445 RSUs, which would vest entirely three years from the date of grant (on February 3, 2017) and carry a two-year restriction on selling, pledging, or otherwise disposing of any shares of the common stock acquired upon vesting. The grant was made to encourage Mr. Holley to remain with the Company in his current position for the next several years.
However, in light of continuing macro-economic pressures on the Company, Mr. Holley elected to return this RSU grant in late 2014 because he believes that such an award should be realized only when Plum Creek’s stockholders see an increase in their investment return. Nonetheless, Mr. Holley remains fully committed to Plum Creek and intends to lead the Company through this challenging and prolonged economic cycle.
What Our Stockholders Have to Say on Pay Matters
We received an 83% approval rate on our executive compensation programs, or “Say on Pay,” at our Annual Meeting of Stockholders held on May 6, 2014.
While many companies would consider 83% a favorable result, it was important to us that we investigate why it wasn’t higher. What were stockholders looking for? What were their concerns? We tasked a cross-functional management team representing Human Resources, Finance, and Legal to reach out to our 25 largest stockholders. The team met in person or by telephone with 10 of the top 25, including three of our top five largest stockholders, representing in the aggregate approximately 38.2 million shares of common stock, or over 21.5% of our outstanding shares. The team also engaged in dialogues with proxy advisory firms Institutional Shareholder Services and Glass Lewis & Co. so we could better understand their views of our executive compensation program and discuss any of their concerns.
As a result of these discussions, we are making specific changes going forward:

•	Discontinuing single-trigger change-in-control provisions for our value management plan (other long-term incentive plan awards already require a double-trigger change-in-control for vesting).

•	Adding individual qualitative performance goals to our annual incentive plan.

•	Enhancing our proxy disclosures to better explain to stockholders how our compensation program ties executive pay to Company performance.
See “Say on Pay” Advisory Vote and Subsequent Conversations with Stockholders on page 19 for more information about stockholder feedback and the changes we are making.
Actual Compensation Earned, Vested, or Realized During 2014
The Compensation Committee targets total cash compensation (base salary plus target annual cash bonus incentive) and total direct compensation (total cash compensation plus the value of long-term incentives on the date of grant) at the 50th percentile of the market, with the opportunity to earn up to the 75th percentile for superior performance. Summarized in the table below is the compensation earned, vested, or realized for each NEO during 2014. Cash compensation earned during 2014 was approximately at target levels. However, amounts earned for the value management plan awards with a three-year performance period ending on December 31, 2014, which targets

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 17

$100 per unit for 55th percentile performance, were well below target at $2.83 per unit based on Plum Creek’s TSR of 32.1%. Therefore, compensation earned under the plan was well below the 50th percentile.

Compensation Earned, Vested, or Realized During 2014(A)	Rick Holley	Thomas Lindquist	David Lambert	James Kilberg	Larry Neilson
Salary(B)	$978,500	$625,000	$443,000	$392,000	$392,000
Annual Incentive Plan Award(C)	$1,216,276	$635,625	$400,472	$354,368	$354,368
Restricted Stock Units(D)	$1,160,496	$469,685	$225,911	$224,861	$188,084
Value Management Plan Award(E)	$93,390	$38,771	$17,546	$17,263	$13,018
Stock Options(F)	—	—	—	$40,590	—

Total	$3,448,662	$1,769,081	$1,086,929	$1,029,082	$947,470

(A)	Excludes retirement benefits and perquisites.

(B)	Amount paid during 2014.

(C)	Amount paid in February 2015 with respect to 2014.

(D)
Represents the value of common stock acquired upon vesting of RSUs during 2014. The amount shown for Mr. Holley also includes $78,223 for cash payments in 2014 equal to the dividends paid on the Company's common stock related to the one-time CEO RSU grant, which he returned in late 2014.

(E)	Amount vested during 2014 and paid in January 2015.

(F)	Value realized during 2014 in connection with the exercise of stock options.
See the Summary Compensation Table for the Year 2014 beginning on page 30 for more information, including the grant date value of equity and VMAs based on accounting values and further discussion of the one-time CEO RSU grant.
Pay for Performance
To demonstrate the relationship between CEO total direct compensation and Company performance over the past five years, a comparison of TSR to CEO target and realized pay is presented in the chart below. The chart assumes that $100 was invested in Company stock at December 31, 2009 through December 31, 2014 with reinvestment of dividends, and shows how CEO total direct compensation (labeled in the chart as "TDC") has been directly related to Company stock price performance over the past five years. "Target TDC" includes base salary, target bonus, and target value of equity grants (using the Summary Compensation Table values) in the year shown. "Realized TDC" includes base salary, actual bonus payout, and the value of equity earned, vested, or exercised in the year shown.

18 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Pay Policies and Practices
Our pay practices keep our focus on ensuring we keep the best interests of our stockholders in mind. This means we adhere to certain best practices while avoiding certain other less favorable pay practices.

What We Do	What We Don’t Do
☑ Link executive pay to Company performance through our annual and long-term incentive plans	☒ No single-trigger change-in-control provisions for future long-term incentive awards
☑ Balance among short- and long-term incentives, cash and equity, and fixed and variable pay	☒ No executive employment agreements
☑ Compare executive compensation and Company performance with relevant peer group companies	☒ No hedging or pledging by executives or directors of equity holdings
☑ Require executives to meet minimum stock ownership requirements	☒ No repricings of underwater stock options
☑ Maintain a compensation clawback policy to recapture unearned incentive pay	☒ No tax gross-ups
☑ Include pay caps on bonuses ☑ Provide only limited perquisites	☒ No aspect of the pay policies or practices poses a material adverse risk to the Company
“Say on Pay” Advisory Vote and Subsequent Conversations with Stockholders
Overall, the feedback we received from our stockholders on our executive compensation program was very positive. Following is a brief summary of what they had to say.

Stockholder Feedback
❖	"Total Stockholder Return” is a sound performance measure for long-term incentive compensation	❖	Compensation should generally track with stockholder return, but qualitative factors can be relevant to compensation decisions
❖	Retention or “time based” awards should be part of the compensation mix in appropriate amounts	❖	Multiple performance measures are generally preferred to single performance measures
❖	Investors are generally not interested in micro-managing compensation programs and believe the Compensation Committee is in the best position to make compensation decisions	❖	Some investors do not consider or focus on “actual” or realized pay and instead focus on “grant date fair value” of pay as disclosed in the Summary Compensation Table
❖	Most investors screen executive pay for “reasonableness” relative to peers and performance	❖	Single-trigger change-in-control provisions are generally not favored
In response to some of the concerns expressed by our stockholders, the Compensation Committee approved two changes to our executive compensation program:

•
Beginning with the VMAs granted in 2015, single-trigger change in control has been eliminated. Going forward, two requirements must be met before awards are paid out in accordance with the stock incentive plan’s change-in-control provisions: (1) a change in control of the Company must occur; and (2) the plan participant must be terminated other than for cause or must resign for good reason (each as defined in the stock incentive plan). Previously, the change-in-control provisions for our VMAs were triggered solely upon a change in control of the Company without regard to the participant’s continued employment. All other outstanding equity awards issued under the stock incentive plan currently require both triggering events for the change-in-control provisions to be activated.

•
Beginning in 2015, the annual incentive plan will have two performance goals: target FFO and individual qualitative goals. To date, the singular performance goal for this plan has been a target FFO set by the Board at the beginning of the year. In response to what we learned from our stockholders, the Committee added individual qualitative performance goals for each NEO beginning in 2015. Depending on the NEO’s performance against these goals, his or her annual incentive plan bonus could be reduced, but not increased, by up to 15% of the bonus otherwise achieved based on the Company’s FFO performance.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 19

The changes to our executive compensation program are summarized in the table below.

Stockholders Were Concerned About …		How We’re Addressing Their Concerns …		Effective
t	Single-trigger vesting of value management plan awards upon a change in control	t	Double-trigger vesting for future value management plan awards: (1) A change in control must occur. (2) The plan participant must be terminated other than for cause or must resign for good reason.	2015
t	Single incentive plan performance measure	t	Individual qualitative performance goals added to annual incentive plan in addition to FFO metric	2015
Performance and Compensation Peer Groups
To retain, motivate, and attract executives with the experience and skills necessary to lead the Company and deliver strong performance to our stockholders, we are committed to providing competitive total annual compensation opportunities. We target our base salaries to the middle (50th percentile) of the market, which we consider to be represented by the range of pay that is plus or minus 10% of the 50th percentile. We also target our total cash compensation (base salary plus target annual cash bonus incentive) and total direct compensation (total cash compensation plus the value of long-term incentives on the date of grant) to the middle (50th percentile) of the market. For superior Company performance, we target the 75th percentile for total cash and total direct compensation. Total cash and total direct compensation earned by the executives may vary from the 50th percentile based on actual performance. The actual value of the long-term incentive compensation of each NEO as compared with market is dependent upon the Company's future performance.
The Compensation Committee's practice is to consider comparative market data every other year in setting total cash compensation and total direct compensation. The Compensation Committee believes this approach will better reflect a longer view of overall compensation trends. For 2014, Towers Watson continued to provide general advice and counsel to the Compensation Committee but did not conduct a current comparative market compensation analysis for compensation decisions. However, a comparative market compensation analysis was conducted by Towers Watson in October of 2014 for 2015 pay decisions.
Since Plum Creek is structured as a REIT yet also engages in a diversity of businesses in competition with companies that are not REITs, there is not one peer group that is singularly appropriate to use in comparing our performance or in setting executive compensation. Thus, we consider data from a variety of peer groups and data sources in making pay and performance comparisons: (i) forest product companies, (ii) REIT companies, and (iii) a subset of S&P 500 Index companies with revenues from $1 billion to $3 billion.

•	A forest products peer group is appropriate because we compete with other companies that have private timber inventories and sell manufactured forest products to retail and industrial markets.

•
We compare our pay and performance to a REIT peer group because we are organized and operate as a REIT and thus pay out high dividend levels to our stockholders and compete for capital against other REITs.

•	As an S&P 500 company, it is appropriate to compare our pay and performance to S&P 500 Index companies of similar size to the Company.
We believe it is appropriate to use these three different peer groups because of the uniqueness of our combined industry and structure.

20 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Peer Groups for Measuring Value Management Plan Performance
The following table lists the three separate peer groups against which we measure the Company's relative TSR performance under our 2014 value management plan: (i) a custom peer group of operational competitors in the forest products industry, (ii) all MSCI U.S. REIT Index companies, and (iii) all S&P 500 Index companies.

Forest Products Peer Group	REIT Peer Group	S&P 500 Peer Group
Deltic Timber	A total of 106 companies that comprise the MSCI U.S. REIT Index	A total of 500 companies that comprise the S&P 500 Index
International Paper
Louisiana-Pacific
MeadWestvaco
Potlatch
Rayonier
St. Joe
Universal Forest Products
Weyerhaeuser
For the 2015 value management plan performance goal, MeadWestvaco, Universal Forest Products, and St. Joe were eliminated from the Forest Products Peer Group, and Rock-Tenn Company and Packaging Corp. were added. These changes were made to better match Plum Creek with its industry peer group in terms of business fit and market capitalization.
Peer Groups for Benchmarking Executive Compensation
The following table lists companies that were used for the comparative market compensation analysis that was performed by Towers Watson in 2013 and on which the Committee continued to rely in making 2014 pay decisions.

Forest Products Peer Group	REIT Peer Group	S&P 500 Peer Group
Louisiana-Pacific	NAREIT Salary Survey (for SVP, Real Estate, Energy and Natural Resources only)
A total of 72 companies with revenues between $1 billion and $3 billion included in the S&P 500 Index (see Appendix A of this Proxy Statement for a listing of the 72 companies we have used to benchmark compensation)

MeadWestvaco
Potlatch
Rayonier
St. Joe
Universal Forest Products
Weyerhaeuser was added to the Forest Products Peer Group used by Towers Watson for the 2015 comparative market compensation analysis that it performed for the Compensation Committee in late 2014. This change was made to add a company to the industry peer group that is more comparable to Plum Creek in terms of business fit and market capitalization.
Pay Mix and Performance-Based Compensation
Our executive compensation program emphasizes pay for performance, and a substantial portion of NEO compensation is performance-based. Stockholder returns, along with corporate performance, both short- and long-term, determine the largest portion of executive pay. The compensation package for our NEOs includes a number of components that are designed to align individual compensation with the short- and long-term performance of the Company:

•
Annual incentive awards are earned based on achievement of a financial cash flow target: FFO (generally defined as net income plus non-cash charges for depletion, depreciation and amortization, and the cost basis for lands sold).

•
There are two components of our long-term incentive program: RSUs and VMAs. Compensation from these components is tied either to growth in our stock price or to relative TSR. NEO long-term incentive plan awards are determined by the Compensation Committee. These components are described in more detail under Our Executive Compensation Program, below.

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As shown in the charts below, at least 60% of our NEOs' compensation is “at risk” and performance-based.
For all our NEOs, over 70% of their compensation varies based on Company performance (including the value of RSUs), and for our CEO, at least 80% of his compensation varies based on Company performance (including the value of RSUs).
Of the two components of our long-term incentive program, approximately 30% of the value is in the form of equity — RSUs — the value of which is dependent upon the performance of our stock price. The remaining 70% provides a cash and/or stock payout — VMAs — based on our TSR performance relative to the performance of the forest products, REIT, and S&P 500 industry groups previously described.
In addition to base salary and annual and long-term incentives, we offer competitive benefit programs, including health and welfare, a 401(k) savings plan, and a defined benefit pension and supplemental benefit pension. We offer our NEOs only a small number of perquisites, as described in more detail below.

22 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Our Executive Compensation Program
The basic elements of our 2014 executive compensation program are summarized in the following table. A more detailed discussion of each element follows the table.

Element	Characteristics	Purpose
Base Salary	Fixed element of compensation. All employees are eligible for annual base salary increases.	Provides market competitiveness of pay package commensurate with each position's role and responsibilities.
Annual Incentive Plan Awards	Performance-based cash incentive. Amount earned depends on meeting a specified Company performance goal (FFO target). Compensation Committee retains discretion to adjust actual award.
Rewards achievement of target levels of financial performance, as measured by an FFO performance goal, over the short term. Potential for lesser or greater amounts motivates participants to achieve superior financial performance.

Long-Term Incentive Plan Awards:	Performance-based incentives. Amounts earned/realized depend upon changes in stock price and TSR relative to peer groups. Compensation Committee retains discretion to adjust size of grants.	Recognizes and rewards individual's contributions to the performance of the Company, future expectations, and the value of the individual to the organization through differentiated grant levels.
• Restricted Stock Unit Awards	• RSUs vest 25% per year beginning one year after the date of grant and provide shares of common stock upon lapse of award restrictions.	• Provides retention incentive through service-based vesting conditions.
• Value Management Plan Awards	• Performance-based vesting conditions based on TSR relative to each of the peer groups.	• Rewards superior TSR through performance-based vesting conditions.
Executive Benefits and Perquisites	Includes an annual physical, tax and financial planning advice, and matching contributions to the Thrift and Profit Sharing Plan.	Provides market-competitive pay package designed to attract and retain talented executives.
Retirement Income Benefits	Retirement income is a function of base salary, earned annual incentive awards, and years of service with the Company.	Supports market competitiveness of pay package and provides retention incentive since benefit is affected by years of service and cash compensation (base salary plus annual bonus).
Base Salary
NEO base salaries are commensurate with the services they provide to the Company and provide a fixed and liquid portion of total direct compensation. We set base salaries consistent with prevailing market practices to represent approximately 15% to 25% of total direct compensation. We target our base salaries to the middle (50th percentile) of the market, which we consider to be represented by the range of pay that is plus or minus 10% of the 50th percentile. For 2014, the base salaries of our NEOs ranged from 5% below the median of the market to 15% above the market median. In setting base salary levels, we consider individual experience, contributions, and responsibilities as well as market median pay levels among individuals in comparable positions within the forest products and general industries, as noted above under Performance and Compensation Peer Groups. We also consider market median pay levels in the real estate industry in setting the base salary of our SVP, Real Estate, Energy and Natural Resources.
Base salary adjustments are made in connection with the NEOs’ annual performance reviews. The CEO reviews each NEO's annual performance and makes salary recommendations based on merit to the Compensation Committee. The Committee reviews and discusses these recommendations and makes appropriate changes.
To determine the CEO’s base salary increase, the Compensation Committee reviews annual performance evaluations completed by each member of the Board of Directors and compiled by the Chair of the Compensation Committee.

Executive Salary Levels 2013–2014
Executive	2013 Salary	2014 Salary	Percentage Change
Rick R. Holley, Chief Executive Officer	$950,000	$978,500	3.0%
Thomas M. Lindquist, President and Chief Operating Officer	$600,000	$625,000	4.2%
David W. Lambert, Sr. Vice President and Chief Financial Officer	$430,000	$443,000	3.0%
James A. Kilberg, Sr. Vice President, Real Estate, Energy and Natural Resources	$380,000	$392,000	3.2%
Larry D. Neilson, Sr. Vice President, Resources and Operations Support	$380,000	$392,000	3.2%

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Annual Incentive Plan Awards
NEOs and other employees of the Company are eligible to receive a cash bonus based upon the Company’s financial performance. The Compensation Committee believes this element of compensation is important to focus management efforts and provide rewards for the achievement of annual financial results that are aligned with creating value for our stockholders. The table below shows the threshold, target, and maximum bonus opportunities under the annual incentive plan, represented as a percentage of base salary at corresponding levels of actual financial performance relative to target performance. Bonus awards are paid on a sliding scale for performance between threshold and target and for performance between target and maximum.

Bonus Opportunities and Actual Bonuses as a Percentage of Base Salary
Named Executive Officer	<80% of Financial Goal Achieved	80% of Financial Goal Achieved	100% of Financial Goal Achieved “Target”	120% of Financial Goal Achieved	Actual Bonus Awarded
Rick R. Holley	No bonus paid	55% of salary	110% of salary	220% of salary	124% of salary
Thomas M. Lindquist	No bonus paid	45% of salary	90% of salary	180% of salary	102% of salary
David W. Lambert	No bonus paid	40% of salary	80% of salary	160% of salary	90% of salary
James A. Kilberg	No bonus paid	40% of salary	80% of salary	160% of salary	90% of salary
Larry D. Neilson	No bonus paid	40% of salary	80% of salary	160% of salary	90% of salary
Earned annual bonuses are determined at year-end based on the Company's performance against the target performance goal of budgeted FFO.

Why We Use Funds From Operations, or FFO
We use FFO as a performance goal for our short-term cash incentive plan because it is an objective measure of cash flow generated by our business and is a commonly used measure of cash-flow generation. We define FFO for a given fiscal period as net income excluding non-cash expenses for depletion, depreciation and amortization, and basis of real estate sold.
Using FFO as a performance measure is particularly relevant to our business because it focuses executives on generating cash flow from our operating activities that can be used for capital allocation, including capital expenditures, dividends, share repurchases, and debt reductions. Creating stockholder value through disciplined capital allocation is the strategic priority of the Company. FFO generation provides resources necessary to create stockholder value through capital allocation.
Additionally, FFO focuses executives on actual cash-flow generation rather than accounting earnings. Operating decisions can more readily amplify accounting earnings than they can FFO; thus, FFO provides a more objective cash-flow based measure of the performance of our business.

Target or “budgeted” FFO is presented to the Board and is approved at the first Board meeting each year in early February. The FFO target for 2014 was set by the Board at $463 million. The Company achieved $481 million in FFO for 2014, or 103.9% of the budgeted performance target, which includes a $6 million gain related to insurance recoveries from the MDF fire loss in June 2014. Management does not believe that this gain should be included in its FFO performance; therefore, it recommended to the Compensation Committee that the FFO amount used for determining performance under the annual incentive plan not include the $6 million gain. The Compensation Committee agreed with management and adjusted the Company’s FFO to $475 million for 2014, or 102.6% of the budgeted performance target, and approved annual incentive plan bonus awards based on this performance.

Annual Incentive Plan Performance FFO Targets and Actual FFO Performance for 2014
Performance Measure	Threshold	Target	Maximum	Actual	Percentage Achievement
Funds from operations (FFO) in millions	$370	$463	$556	$475	102.6%
The Compensation Committee retains sole discretion to adjust awards under the annual incentive plan up or down, depending upon particular circumstances. This allows the Compensation Committee the flexibility to reward management decisions that are in the Company's best long-term interests even if those decisions compromise short-term performance. Conversely, the Compensation Committee can reduce awards for results predicated upon operating decisions that were not contemplated by the Board when the annual FFO goal was set.
Long-Term Incentive Plan Awards
Strong reliance on compensation that is performance-based or vests over time aligns the interests of our management team with those of our stockholders. At any given point in time, members of our management team have a significant amount of potential compensation in the form of unvested or outstanding long-term incentive

24 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

awards, all of which could decrease in value if they do not manage the business toward the long term. Overall, this element of the Company's compensation program serves as a powerful retention tool while also reducing risk that management would act to increase short-term value at the cost of the Company's long-term interests.
When the Compensation Committee makes individual determinations with respect to the type and amount of each long-term incentive award, it considers market data every other year (as previously discussed) as well as the past performance and the Committee's future expectations of each NEO.
Long-term incentive plan award potential represents approximately 50% to 70% of our NEOs' total direct compensation. NEOs receive annual grants of RSUs and VMAs. The total value of these awards is designed to be weighted approximately 30% in the form of RSUs and 70% in the form of VMAs. In establishing this mix between the two long-term incentive awards, the Compensation Committee seeks to maintain its goal of tying compensation directly to Company performance while at the same time providing competitive compensation opportunities. VMA payout for performance at the high end, when coupled with the value of RSU grants, is expected to result in overall compensation that is attractive to our NEOs relative to that available at our competitors. VMA payout for performance at the low end of the range, when coupled with the value of RSU grants, is expected to result in overall compensation that is less than that available at our competitors if they are more successful than we are over a given performance period.
For more information regarding RSUs and VMAs, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.
Restricted Stock Unit Awards. RSUs provide recipients with shares of common stock upon lapse of the award restrictions. Typically, RSUs vest 25% per year beginning one year after the date of grant. The recipients of the RSUs are entitled to receive cash payments during the restricted period equal to any dividends declared and paid on the Company's common stock.
Value Management Plan Awards. VMAs are performance-based awards that result in cash and/or stock payments to participants based on the Company's three-year TSR relative to that of the previously identified peer groups.

Why We Use Total Stockholder Return, or TSR
TSR is a straightforward measure of our performance that takes into account two objectively determinable performance variables: stock price appreciation and dividends paid to stockholders over a given period. We use TSR in our value management plan as the metric for our performance goal, which measures our relative TSR performance over a three-year period against that of three weighted peer groups: 50% S&P 500 Index, 25% forest product companies, and 25% MSCI U.S. REIT Index.
We believe TSR is the most appropriate performance metric for our long-term incentive plan primarily because it is objectively determinable and most clearly reflects management’s delivery of stockholder value over a given performance period. Although TSR may not always reflect the Company’s true operating performance over the short-term, we believe that in the long run, TSR provides a good measure of management’s performance in delivering stockholder value and a particularly relevant measure because it most closely aligns executive pay and Company performance.

“Target” payout of $100 per plan unit occurs only if our relative performance against each of the three peer group indices is above the market median and reaches the 55th percentile. The value of each plan unit is zero if relative TSR is at or below the 25th percentile for each of the peer groups and has a maximum value of $200 per plan unit if the Company's TSR is at or above the 85th percentile for each of the peer groups, in each case, as set forth in the table and graphic below. Awards are paid on a sliding scale for performance between the 25th and 85th percentiles. Our value management plan performance goal is more rigorous than typical market practice for relative performance plans. Similar long-term relative performance plans commonly provide for monetary payout for performance at the 25th percentile (while Plum Creek’s plan pays $0 for 25th percentile performance), and such plans also commonly achieve target performance and payout at the 50th percentile (while Plum Creek’s plan achieves target performance and payout at the 55th percentile).

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 25

Three-Year Relative TSR Versus Peer Group Companies
	S&P 500 Index Companies	Forest Products Companies	MSCI U.S. REIT Index Companies	Value Management Plan Award Value
Peer Group Weighting	50%	25%	25%
Threshold	25th percentile	25th percentile	25th percentile	$0
Target	55th percentile	55th percentile	55th percentile	$100
Maximum	85th percentile	85th percentile	85th percentile	$200
Actual Performance/Award for 2012–2014	20th percentile	28th percentile	11th percentile	$2.83
The following graphic shows VMA payouts at various levels of performance based on three-year relative TSR.
VMAs granted in 2011, which vested in 2013, resulted in fairly low payouts of $35.20 per unit out of a maximum $200 per unit. VMAs granted in 2012, which vested in 2014, also resulted in low payouts of $2.83 per unit out of a maximum $200 per unit. Each of these payouts was well below the plan’s target of $100 per unit because the Company must achieve above-market TSR at the 55th percentile to achieve target payout. These recent payout amounts demonstrate that awards under this plan contain rigorous performance goals and pay out at target only if the Company's TSR is higher than more than half of its peer group companies.
Stock Options. The Company no longer grants stock options as part of the long-term incentive program; however, there remain outstanding stock option awards from prior-year grants. We discontinued granting stock options in 2012.
One-Time CEO RSU Grant. On February 3, 2014, the Compensation Committee approved a one-time grant to Mr. Holley of 44,445 RSUs. The award would vest entirely on February 3, 2017, at which point Mr. Holley would be entitled to receive one share of the Company’s common stock for each RSU vested, less an amount of stock equal in value to the applicable withholding tax on the vesting date. As with other RSU grants, Mr. Holley would be entitled to receive cash payments during the vesting period in an amount equal to the dividend paid on the Company’s common stock multiplied by the number of unvested RSUs. For a period of two years from the vesting date, Mr. Holley would be prohibited from selling, pledging, or otherwise disposing of any shares of the common stock acquired upon vesting of the RSU award. The Committee approved this grant to provide Mr. Holley with a strong incentive to remain in his current position as the Company’s CEO for the next several years.
However, in December 2014, Mr. Holley elected to return the one-time RSU grant. While Mr. Holley appreciates and acknowledges the Committee’s confidence in him that the grant represents, in light of continuing macro-economic pressures on the Company, he decided to return the RSUs. Mr. Holley believes that such an award should be realized only when Plum Creek’s stockholders see an increase in their investment return. Notwithstanding Mr. Holley’s decision to return the RSU grant and the underlying retention intent that the award represents, he remains fully committed to Plum Creek and intends to continue to provide leadership to the Company through this

26 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

challenging and prolonged economic cycle, to further enhance the Company’s value, and to achieve its strategic goals over the next several years.
Executive Benefits and Perquisites
Perquisites. The Company provides limited perquisites to NEOs. Perquisites vary by position but generally include costs for monthly parking, financial planning and tax preparation, and an annual physical. The total value of these benefits (to the extent they exceed $10,000 per year, per employee) is disclosed in the column titled All Other Compensation of the Summary Compensation Table for the Year 2014 on page 30. We provide these perquisites because similar perquisites are provided by many of the companies with whom we compete for executive talent and are, therefore, beneficial for recruitment and retention.
Deferred Compensation Plan. Prior to 2010, executives were eligible to defer base salary, annual cash incentive bonus, or VMA payments (cash or stock). Participants invested previously deferred compensation in the same mutual funds available to participants in the 401(k) plan, with earnings based on mutual fund performance. Executives no longer have the option to defer compensation.
Retirement Income Benefits
Thrift and Profit Sharing Plan (401(k) Plan). The Company offers a Thrift and Profit Sharing Plan to all employees to encourage them to save a portion of their cash compensation for retirement in a tax-efficient manner. The plan provides a Company match of up to 6% of employee base salary (up to the IRS annual limit), depending on the Company's performance.
Qualified Pension Plan. The Plum Creek Pension Plan is a tax-qualified and noncontributory defined benefit plan that covers substantially all employees. NEOs accrue benefits under this plan unless restricted based on IRS limitations.
Supplemental Plans. The Supplemental Plans provide benefits to the NEOs to make up for benefits lost under the Plum Creek Pension Plan due to IRS limitations. The benefits are based on the gross amount of salary and incentive bonuses but exclude all other forms of compensation.
The Company believes that the Plum Creek Pension Plan and the Supplemental Plans are an important part of our NEOs' compensation program, serving an important role in the retention of our senior executives as well as helping them plan accordingly for eventual retirement. Our various pension plan benefit formulas and valuations are described in Pension Benefits as of December 31, 2014, beginning on page 34 of this Proxy Statement.
Severance and Other Termination Benefits
Currently, we do not have any employment, severance, or change-in-control contracts. However, there are specified change-in-control and termination event provisions in the 2012 Stock Incentive Plan ("2012 Stock Plan") that govern long-term incentive plan awards granted under the plan. These provisions and their assumed value as of December 31, 2014, are described in detail in Termination Payments at December 31, 2014, beginning on page 36 of this Proxy Statement.
Change in Control. Under the 2012 Stock Plan, if an NEO is terminated by the Company within one year following a change in control for any reason other than cause, or if an NEO resigns for good reason within one year following a change in control, all restrictions applicable to any RSUs lapse. For VMAs granted prior to 2015, the greater of target or actual performance is deemed achieved upon a change in control and a pro rata amount (based on the number of months elapsed with respect to each performance period) is paid in cash to the NEO within 10 business days of the change in control. In 2015, in response to stockholder concerns, we discontinued single-trigger change-in-control provisions for future awards under the value management plan. Beginning in 2015, the foregoing change-in-control payout provisions for VMAs are not triggered unless there is a change in control and, within one year of the change in control, either the NEO is terminated by the Company for any reason other than for cause or the NEO resigns for good reason.
Death and Disability. Under the 2012 Stock Plan, all restrictions on RSUs lapse upon an NEO's death or disability. In the case of VMAs, the greater of target or actual performance is deemed achieved upon the NEO's death or disability and a pro rata amount (based on the number of months elapsed with respect to each performance period) is paid to the NEO or to the NEO's estate in cash within a reasonable period of time.
Risk Management Implications of Compensation Policies and Practices
The Compensation Committee has conducted a risk assessment of the Company's compensation program and concluded that no aspect of the program was reasonably likely to have a material adverse impact on the Company. While a significant portion of executive compensation is performance-based, the Compensation Committee does not believe that the Company’s executive compensation program creates any unusual or unnecessary risks to the Company or its stockholders. As previously discussed, a significant portion of NEO pay is composed of long-term

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 27

incentive compensation, which by its nature provides a disincentive to our executives to make decisions that are favorable for short-term performance but that compromise long-term stockholder value.
Three compensation policies also help reduce the overall risk to long-term stockholder value for the sake of short-term performance: stock ownership guidelines for directors and executive officers, a compensation “clawback” policy, and our policy against hedging or pledging the risk of Plum Creek stock ownership.
Stock Ownership Guidelines.
All executive officers and directors are required to hold a sufficient amount of stock to ensure that a change in our stock performance affects directors and executives as it affects all stockholders. Executive officers who do not meet or exceed these guidelines must take one-half of any future VMA payment in stock until they meet the guidelines. Currently, all of our NEOs meet or exceed these guidelines.

Named Executive Officers	Stock Ownership Target as a Multiple of Salary	In Compliance Yes/No
Rick R. Holley, Chief Executive Officer	5 x	Yes
Thomas M. Lindquist, President and Chief Operating Officer	4 x	Yes
David W. Lambert, Sr. Vice President and Chief Financial Officer	2 x	Yes
James A. Kilberg, Sr. Vice President, Real Estate, Energy and Natural Resources	2 x	Yes
Larry D. Neilson, Sr. Vice President, Resources and Operations Support	2 x	Yes
Clawback Policy.
To further reduce the incentives to seek short-term gains at the expense of long-term stockholder value, the Compensation Committee adopted a clawback policy that allows the Company to seek reimbursement of incentive compensation paid, or gains realized upon the sale of stock or exercise of stock options, if such payments or gains were predicated upon financial results that were fraudulent or subject to material negative restatement and the executive officer engaged in fraud or knowingly violated SEC rules or Company policy that caused such restatement.
Prohibition on Hedging and Pledging Transactions.
The Company maintains a policy that prohibits executive officers and directors, directly or indirectly, from entering into any financial transaction with the underlying intent of hedging against the risk of a fall in the price or value of Plum Creek stock. In addition, the policy prohibits executive officers and directors, directly or indirectly, from using or allowing to be used any Plum Creek stock in which such officer or director has an interest as security or collateral for any obligation of such person owing to any other person. The foregoing prohibition includes, but is not limited to, the use of stock as collateral to secure obligations in a margin stock trading account or pursuant to the terms of personal debt.
Use of certain hedging, monetization, and pledging transactions could help an executive officer or director achieve investment liquidity or diversify his or her equity holdings and thereby limit his or her downside risk in holding Plum Creek stock. However, such transactions would also be inconsistent with the intent of our stock ownership guidelines to align the interests of our executive officers and directors with those of our stockholders. Moreover, any forced sale of pledged Plum Creek stock (e.g., where the holder of the securities fails to meet a margin call) may pose legal and reputational risks to Plum Creek and to the holder of such securities.
Risk Mitigation
Annual Incentive Plan. Our annual incentive plan, a cash bonus plan that rewards employees for performance over a one-year period, could provide incentive to make decisions that are good for the short term but may not be in the Company's long-term best interests. However, the following factors reduce this risk:

•
Short-term incentives awarded under the annual incentive plan comprise only about 30% of total direct compensation for executive officers who are able to materially impact Company performance, while long-term incentives in the form of VMAs comprise approximately 50% of CEO and COO total pay and close to 40% of total pay for the other NEOs.

•
Annual incentive plan awards for executive officers are tied to the performance of the entire Company. However, an executive's award can be adjusted downward by 15% if individual or business unit goals are not met.

•	The Company could seek reimbursement under our clawback policy for an improper incentive award payment.

28 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

•
The Compensation Committee retains sole discretion to adjust awards under the annual incentive plan up or down, depending upon particular circumstances. This allows the Compensation Committee the flexibility to reward management decisions that are in the Company's best long-term interests even if those decisions compromise short-term performance under the plan. Conversely, the Compensation Committee can reduce awards for results predicated upon decisions that may not be in the Company's best long-term interests.

Together, these factors balance the benefits of short-term incentives (offering market-competitive compensation packages that can attract and retain the management talent needed to effectively lead the Company) against the risk of encouraging actions that are designed to achieve short-term improvements in Company performance at the expense of the Company’s long-term value goals.
Restricted Stock Unit Awards. Employees forfeit all outstanding RSUs when they leave the Company, and the Company does not require that shares of stock, whether acquired from vested RSUs or otherwise, be held for any specific period of time after employment. This could create incentive for employees to act in a way that artificially inflates the share price of our stock immediately prior to their termination or retirement from the Company. However, our clawback policy (described above) could require an executive officer to forfeit to the Company improperly realized gains from the sale of stock.
Value Management Plan Awards. Employees forfeit their outstanding VMAs when they leave the Company. With no remaining interest in the plan, this could create incentive for employees who intend to leave after completion of a plan performance period to positively influence short-term Company performance to maximize their award payout. However, as with all elements of our incentive compensation program, our clawback policy (described above) could require forfeiture of an improper payment of an award to an executive officer. Moreover, since the Company's share price at the end of the performance period for one value management plan award sets the starting point for the performance goal of the next grant, making annual grants of these awards reduces incentive for continuing employees to create short-term improvements in share value that cannot be sustained.
Stock Options. Stock options are valuable to the holder only to the extent that the prevailing market price of our stock exceeds the exercise price of the option. This could create incentive for management decisions that temporarily inflate the share price of our stock at the expense of long-term value. To partially address this issue, the Company could seek reimbursement under our clawback policy (described above) for improper gains from exercised options realized by an executive officer. Another risk associated with stock options is that, generally, employees cannot hold them after leaving the Company. With a few specific exceptions, employees must exercise their vested stock options within 30 calendar days of their termination of employment. Coupled with the fact that the Company does not require employees to hold stock (acquired from any source) for any period of time past their employment, this could create incentive to artificially increase the share price of our stock immediately prior to termination or retirement from the Company. To partially reduce this risk, the Compensation Committee extended the exercise period from 30 days to three years for employees who retire from the Company with at least 10 years of service and are at least 55 years old. Furthermore, the clawback policy (described above) applies to former as well as current executive officers so that the Company could seek reimbursement of improper gains.
Compensation Decisions
When making compensation decisions, the Compensation Committee considers each NEO's experience, skill transferability, and readiness to assume a more significant role either within the Company or with another organization. We strive to create a compensation program that will be perceived, internally and externally, as fair and equitable. We periodically conduct analyses of market pay levels and consider each NEO's experience and impact on the organization. Ultimately, the Compensation Committee exercises its judgment in determining the relative value and pay equity among our NEOs.
The Compensation Committee approves all compensation for the NEOs. While recognizing that the Compensation Committee has sole discretion for making NEO pay decisions, the independent members of the Board of Directors review the Compensation Committee's decisions during the Board's executive session and decide whether to approve and ratify those decisions. Information about the Compensation Committee and its composition, responsibilities, and operations can be found under Board of Directors and Corporate Governance — Board Committees — Compensation Committee on page 5 of this Proxy Statement.
The CEO plays a significant role in the compensation process for NEOs, other than himself, by:

•	Evaluating each NEO's annual performance against set performance criteria.

•	Attending Compensation Committee meetings and explaining each NEO's performance.

•	Recommending NEO compensation, including base salary, annual incentives, and long-term incentive awards.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 29

The Compensation Committee determines the CEO’s compensation during its executive session, and the independent directors of the full Board then approve and ratify the Compensation Committee’s decisions. Mr. Holley makes no recommendations regarding any element of his own compensation.
To make informed decisions, the Compensation Committee reviews several documents and analyses, including but not limited to:

•	Competitive compensation analyses for each NEO prepared by Towers Watson, the Committee’s independent compensation consultant.

•
Tally sheets for the NEOs that include current compensation opportunities, the value of retirement benefits, and perquisites, as well as a three-year history of amounts earned under cash and long-term incentive programs. In addition, the summary provides a current view of accrued but unearned compensation as well as potential payments that would be received on various termination events.

•	The CEO's performance assessment for each of the NEOs and other executives for which the Compensation Committee approves compensation.

•	The Board of Director's performance assessment for the CEO as reviewed and compiled by the Chairman of the Compensation Committee.
Compensation Consultant. Towers Watson is an independent consultant and reports directly to the Compensation Committee. The Compensation Committee has concluded that there are no conflicts of interest raised by Towers Watson providing consulting services to the Compensation Committee based on written communications from, and discussions with, Towers Watson, along with a review by the Compensation Committee's legal counsel of responses to questionnaires completed by members of the Board and senior management. For 2014, those services included providing general counsel and advice to the Compensation Committee about emerging trends and best practices in executive compensation to assist the Compensation Committee in making 2014 pay decisions.
In addition, management retained compensation consultant Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide advice and recommendations to the Company’s executive compensation programs in 2014, including assisting with stockholder outreach and proxy statement disclosure.
Compensation Tables
The following abbreviations are sometimes used in the tables presented in this section:

•	"AIP" means annual incentive plan.

•	"RSUs" means restricted stock units.

•	"VMAs" means value management plan awards.
Summary Compensation Table for the Year 2014
The following table sets forth a summary of compensation for the NEOs. Information for years ended December 31, 2014, December 31, 2013, and December 31, 2012, are included. Annual compensation amounts are on an accrual basis and include amounts deferred at the NEO's election.

Name and Principal Position	Year	Salary ($)	Bonus ($)(A)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)(D)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(E)	All Other Compensation ($)(F)	Total ($)(G)
Rick R. Holley Chief Executive Officer	2014	$978,500	—	$5,042,000	—	$1,216,276	$2,510,699	$108,483	$9,855,958
	2013	$950,000	$135,850	$5,879,220	—	$1,159,950	—	$36,237	$8,161,257
	2012	$906,400	—	$4,413,960	—	$1,480,604	$2,028,366	$38,843	$8,868,173
Thomas M. Lindquist President and Chief Operating Officer	2014	$625,000	—	$2,268,900	—	$635,625	$635,320	$36,688	$4,201,533
	2013	$600,000	$70,200	$2,516,000	—	$599,400	$171,513	$26,318	$3,983,431
	2012	$546,000	—	$1,864,844	—	$729,729	$424,848	$30,793	$3,596,214
David W. Lambert Sr. Vice President and Chief Financial Officer	2014	$443,000	—	$882,350	—	$400,472	$885,253	$15,600	$2,626,675
	2013	$430,000	$44,720	$990,675	—	$381,840	$161,371	$15,300	$2,023,906
	2012	$412,000	—	$843,944	—	$489,456	$662,404	$15,000	$2,422,804
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	2014	$392,000	—	$831,938	—	$354,368	$97,349	$15,600	$1,691,255
	2013	$380,000	$39,520	$990,675	—	$337,440	$145,027	$15,300	$1,907,962
	2012	$361,000	—	$830,332	—	$428,868	$106,474	$31,295	$1,757,969
Larry D. Neilson Sr. Vice President, Resources and Operations Support	2014	$392,000	—	$831,938	—	$354,368	$92,252	$28,378	$1,698,936
	2013	$380,000	$39,520	$990,675	—	$337,440	$155,043	$15,300	$1,917,978
	2012	$360,000	—	$626,152	—	$427,680	$102,920	$15,000	$1,531,752

30 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

(A)	Bonus — these amounts reflect the discretionary portion of the annual incentive plan cash bonus. No discretionary amounts were paid for 2014. See also footnote (D) below.

(B)
Stock Awards — these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the grant date fair value, calculated in accordance with Accounting Standards Codification (ASC) Topic 718, of RSUs and VMAs. The RSU grant date fair values were $42.03 for 2014, $48.14 for 2013, and $39.00 for 2012. The grant date fair value for each VMA was $84.02 for 2014, $109.11 for 2013, and $97.12 for 2012. For more information regarding outstanding awards held by the Named Executive Officers, refer to Outstanding Equity Awards at Fiscal Year-Ended December 31, 2014, beginning on page 33 of this Proxy Statement. For more information regarding these awards and the calculation of their fair value, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.

On February 3, 2014, the Compensation Committee of the Board of Directors of the Company authorized a one-time award of 44,445 RSUs to Mr. Holley as incentive for him to remain in his position with the Company as Chief Executive Officer. In December 2014, Mr. Holley elected to return the one-time RSU grant. For more information regarding the one-time CEO RSU grant, refer to the discussion under Long-Term Incentive Plan Awards – One-Time CEO RSU Grant on page 26 of this Proxy Statement. Amounts reported for Mr. Holley in 2014 in the columns titled Stock Awards and Total would have been $6,910,023 and $11,645,758, respectively, had this award been included.

(C)
Option Awards — no stock options have been granted since 2011. For more information regarding outstanding awards held by the Named Executive Officers, refer to Outstanding Equity Awards at Fiscal Year-Ended December 31, 2014, beginning on page 33 of this Proxy Statement. For more information regarding these awards, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.

(D)
Non-Equity Incentive Plan Compensation — represents the non-discretionary portion of the cash awards earned under the annual incentive plan. See also footnote (A) above. For more information regarding the annual incentive plan for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement.

(E)
Change in Pension Value and Nonqualified Deferred Compensation Earnings — represents the aggregate change in the actuarial present value of each officer's accumulated benefit under the Plum Creek Pension Plans. For 2013, the actuarial present value change of Mr. Holley's accumulated pension benefit was a decrease of $969,927, which amount is not reflected in the table in accordance with SEC disclosure rules. For more information regarding retirement benefits for the Named Executive Officers, refer to the discussion under Retirement Income Benefits on page 27of this Proxy Statement. There were no above-market or preferential earnings on deferred compensation for any Named Executive Officer.

(F)
All Other Compensation — represents the value of certain benefits and perquisites provided to the Named Executive Officers. Amounts reported for each Named Executive Officer include $15,600 for 2014, $15,300 for 2013, and $15,000 for 2012 representing Company matching contributions to the Plum Creek Qualified Thrift and Profit Sharing Plan. Compensation reported for Messrs. Holley, Lindquist, and Neilson in 2014 include amounts for monthly parking, medical examinations, and professional tax preparation fees. The cost for these benefits and perquisites was calculated based on the incremental cost to the Company during year. The amount reported for Mr. Holley in 2014 also includes $78,223 for cash payments equal to the dividends paid on the Company's common stock related to the one-time CEO RSU grant. The amount reported for Mr. Holley in 2014 would have been $30,260 had Mr. Holley not returned the one-time RSU grant because the cash payments would have been considered in determining the grant date fair value of the award.

(G)
The amount reported for Mr. Holley for 2014 in the column titled Total would have been $11,645,758 had he not returned his one-time CEO RSU grant to the Company. See footnotes (B) and (E) above for further discussion.

Grants of Plan-Based Awards During 2014
The following table supplements the Summary Compensation Table for the Year 2014 and lists both annual and long-term incentive awards made during 2014 to each Named Executive Officer.
Annual incentive awards are made under the terms of the annual incentive plan. Amounts shown for annual incentive plan awards under the column titled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent payments the Named Executive Officer could have received under the annual incentive plan depending on Company performance for 2014. The annual incentive plan awards actually earned for 2014 (and paid in

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 31

February 2015) are reported in the Summary Compensation Table for the Year 2014 on page 30 under the column titled Non-Equity Incentive Plan Compensation.
RSUs and VMAs are granted under the 2012 Stock Plan. Amounts shown for VMAs under the column titled Estimated Future Payouts Under Equity Incentive Plan Awards represent payments the Named Executive Officer could receive depending on Company performance at the end of the three-year performance period on December 31, 2016. Amounts shown for RSUs under the column titled All Other Stock Awards represent the number of RSUs granted to the Named Executive Officer. Amounts shown under the column titled Grant Date Fair Value of Stock Awards represent the fair value, calculated in accordance with ASC Topic 718, of the RSUs and VMAs on the date that those awards were granted to the Named Executive Officer.
For a discussion of the material terms of these incentive awards, refer to Our Executive Compensation Program beginning on page 23 of this Proxy Statement. For an explanation of the amount of each element of compensation relative to total compensation, refer to Pay Mix and Performance-Based Compensation beginning on page 21.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(A)			Estimated Future Payouts Under Equity Incentive Plan Awards(B)			All Other Stock Awards: Number of Shares of Stock or Units (#)(C)	Grant Date Fair Value of Stock Awards ($)(D)
Name	Grant Date	Plan Award	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Rick R. Holley Chief Executive Officer	No Grant Date	AIP	$538,450	$1,076,900	$2,153,800	—	—	—	—	—
	February 3, 2014	RSUs	—	—	—	—	—	—	40,000	$1,681,200
	February 3, 2014	RSUs	—	—	—	—	—	—	44,445	$1,868,023
	February 3, 2014	VMAs	—	—	—	—	$4,000,000	$8,000,000	—	$3,360,800
Thomas M. Lindquist President and Chief Operating Officer	No Grant Date	AIP	$281,250	$562,500	$1,125,000	—	—	—	—	—
	February 3, 2014	RSUs	—	—	—	—	—	—	18,000	$756,540
	February 3, 2014	VMAs	—	—	—	—	$1,800,000	$3,600,000	—	$1,512,360
David W. Lambert Sr. Vice President and Chief Financial Officer	No Grant Date	AIP	$177,200	$354,400	$708,800	—	—	—	—	—
	February 3, 2014	RSUs	—	—	—	—	—	—	7,000	$294,210
	February 3, 2014	VMAs	—	—	—	—	$700,000	$1,400,000	—	$588,140
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	No Grant Date	AIP	$156,800	$313,600	$627,200	—	—	—	—	—
	February 3, 2014	RSUs	—	—	—	—	—	—	7,000	$294,210
	February 3, 2014	VMAs	—	—	—	—	$640,000	$1,280,000	—	$537,728
Larry D. Neilson Sr. Vice President, Resources and Operations Support	No Grant Date	AIP	$156,800	$313,600	$627,200	—	—	—	—	—
	February 3, 2014	RSUs	—	—	—	—	—	—	7,000	$294,210
	February 3, 2014	VMAs	—	—	—	—	$640,000	$1,280,000	—	$537,728

(A)
Estimated Future Payouts Under Non-Equity Incentive Plan Awards — represents the value of potential payments under the annual incentive plan to each of the Named Executive Officers based on 2014 performance. For more information regarding the Annual Incentive Plan and Threshold, Target, and Maximum plan payouts, refer to Our Executive Compensation Program beginning on page 23 of this Proxy Statement.

(B)
Estimated Future Payouts Under Equity Incentive Plan Awards — Threshold, Target, and Maximum values disclosed for VMAs represent the dollar value of potential payments to each of the Named Executive Officers based upon performance over the period 2014 through 2016 and continued service through 2016. Earned VMAs may be paid in stock at the executive's election or if the executive is not in compliance with the Company's stock ownership guidelines. For more information regarding these awards and plan payouts, refer to Our Executive Compensation Program beginning on page 23 of this Proxy Statement and the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.

(C)
All Other Stock Awards: Number of Shares of Stock or Units — represents the number of shares of the Company stock that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant of RSUs. For more information regarding these awards, refer to Our Executive Compensation Program beginning on page 23 of this Proxy Statement and the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.

(D)
Grant Date Fair Value of Stock Awards — represents the respective grant date fair value, calculated in accordance with ASC Topic 718, of the RSUs and VMAs granted to the Named Executive Officers in 2014. For more information regarding these awards, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans. The grant date fair value of Mr. Holley's one-time award of 44,445 RSUs was $1,868,023. In December 2014, Mr. Holley elected to return the

32 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

one-time RSU grant. Refer to footnote (B) of the Summary Compensation Table for the Year 2014 beginning on page 30 of this Proxy Statement for further discussion regarding this award.
Outstanding Equity Awards at Fiscal Year-Ended December 31, 2014
The following table presents information for all outstanding equity awards held by the Named Executive Officers as of December 31, 2014. Outstanding equity awards consist of stock options reported under the table heading Option Awards and value management plan awards and restricted stock units reported under the table heading Stock Awards. Option Awards information includes the number of shares of common stock underlying both vested and unvested stock options, along with the exercise price and expiration date associated with each grant of stock options. Stock Awards information includes the number of outstanding restricted stock units and value management plan awards and the market value or estimated payout value of each as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(A)		Number of Securities Underlying Unexercised Options Unexercisable (#)(B)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(C)		Market Value of Shares or Units of Stock That Have Not Vested ($)(D)	Equity Incentive Plan Awards, Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(E)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(F)
Rick R. Holley Chief Executive Officer	2011 Options	105,000	2011 Options	35,000	$41.55	February 7, 2021	2014 RSUs	40,000	$1,711,600	VMA Units	78,000	$3,800,000
	2010 Options	140,000	2010 Options	—	$35.22	February 8, 2020	2013 RSUs	27,000	$1,155,330	(2013 & 2014 Grants)
	2009 Options	140,000	2009 Options	—	$33.75	February 9, 2019	2012 RSUs	15,500	$663,245
	2008 Options	140,000	2008 Options	—	$42.98	February 4, 2018	2011 RSUs	4,500	$192,555
	2007 Options	100,000	2007 Options	—	$40.42	February 5, 2017
	2006 Options	90,000	2006 Options	—	$35.74	February 3, 2016
Thomas M. Lindquist President and Chief Operating Officer	2011 Options	17,500	2011 Options	17,500	$41.55	February 7, 2021	2014 RSUs	18,000	$770,220	VMA Units	34,000	$1,600,000
	2010 Options	17,500	2010 Options	—	$35.22	February 8, 2020	2013 RSUs	12,000	$513,480	(2013 & 2014 Grants)
							2012 RSUs	6,850	$293,112
							2011 RSUs	1,875	$80,231
David W. Lambert Sr. Vice President and Chief Financial Officer	2011 Options	22,500	2011 Options	7,500	$41.55	February 7, 2021	2014 RSUs	7,000	$299,530	VMA Units	13,300	$630,000
	2010 Options	25,000	2010 Options	—	$35.22	February 8, 2020	2013 RSUs	4,725	$202,183	(2013 & 2014 Grants)
							2012 RSUs	3,100	$132,649
							2011 RSUs	1,125	$48,139
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	2011 Options	5,500	2011 Options	5,500	$41.55	February 7, 2021	2014 RSUs	7,000	$299,530	VMA Units	12,700	$630,000
							2013 RSUs	4,725	$202,183	(2013 & 2014 Grants)
							2012 RSUs	3,050	$130,510
							2011 RSUs	1,125	$48,139
Larry D. Neilson Sr. Vice President, Resources and Operations Support	2011 Options	12,000	2011 Options	4,000	$41.55	February 7, 2021	2014 RSUs	7,000	$299,530	VMA Units	12,700	$630,000
	2010 Options	16,000	2010 Options	—	$35.22	February 8, 2020	2013 RSUs	4,725	$202,183	(2013 & 2014 Grants)
	2009 Options	16,000	2009 Options	—	$33.75	February 9, 2019	2012 RSUs	2,300	$98,417
	2008 Options	15,000	2008 Options	—	$42.98	February 4, 2018	2011 RSUs	875	$37,441
	2007 Options	15,000	2007 Options	—	$40.42	February 5, 2017

(A)
Represents stock options held by each of the Named Executive Officers. The stock options vest 25% per year over four years, beginning one year after the grant date, and expire 10 years from the grant date.

(B)	See footnote (A).

(C)
Represents RSUs held by each of the Named Executive Officers. Awards were granted on February 7, 2011, May 8, 2012, February 4, 2013, and February 3, 2014, and each award vests 25% per year over four years on February 3 of each year of the vesting period.

(D)	Represents the market value of unvested stock awards based on a price of $42.79, the closing stock price of the Company's common stock on December 31, 2014.

(E)
Represents 2013 and 2014 VMAs. The three-year performance period for the 2013 and 2014 VMAs ends on December 31, 2015, and 2016, respectively. VMAs vest at the end of their respective performance periods.

(F)
Represents the estimated value of the 2013 and 2014 VMAs as of December 31, 2014. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated value of the VMAs is the product of: (i) the number of VMA units outstanding, multiplied by (ii) the deemed unit value of the VMAs. For the 2013 VMAs, the deemed value is $100 per unit as of December 31, 2013, because actual performance as of that date exceeds "threshold" performance, but is less than "target" performance. For the 2014 VMAs, the deemed value is

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 33

$0 per unit as of December 31, 2014, because actual performance as of that date is equal to “threshold” performance.
Option Exercises and Stock Vested During 2014
The following table presents information about equity awards granted in previous years that were either exercised or vested, as the case may be, during 2014. Information under the heading Option Awards pertains to the exercise of stock options by Named Executive Officers during 2014. Information under the heading Stock Awards pertains to value management plan awards and restricted stock units that vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (A)		Value Realized on Vesting ($) (B)
Rick R. Holley Chief Executive Officer	—	—	VMAs	2,183	$93,390
			RSUs	25,750	$1,082,273
			TOTAL	27,933	$1,175,663
Thomas M. Lindquist President and Chief Operating Officer	—	—	VMAs	906	$38,771
			RSUs	11,175	$469,685
			TOTAL	12,081	$508,456
David W. Lambert Sr. Vice President and Chief Financial Officer	—	—	VMAs	410	$17,546
			RSUs	5,375	$225,911
			TOTAL	5,785	$243,457
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	5,500	$40,590	VMAs	403	$17,263
			RSUs	5,350	$224,861
			TOTAL	5,753	$242,124
Larry D. Neilson Sr. Vice President, Resources and Operations Support	—	—	VMAs	304	$13,018
			RSUs	4,475	$188,084
			TOTAL	4,779	$201,102

(A)
Represents the value of stock awards in 2014 expressed in shares of the Company's common stock (VMAs are generally settled in cash). Amounts for VMAs are equal to the quotient of: (i) the payout value of the 2012 VMA units that vested on December 31, 2014, divided by (ii) $42.79, the closing price of the Company's common stock on December 31, 2014. Amounts for RSUs represent the number of shares of the Company's common stock acquired upon vesting.

(B)
Represents the value of stock awards vested in 2014. The VMA units vested during 2014 are based on the cash value of units earned for the performance period ending December 31, 2014. The value of the RSUs vested during 2014 is based on the stock price on the vesting date of $42.03.

Pension Benefits as of December 31, 2014
The Company maintains three pension plans: the Supplemental Benefits Plan, the Supplemental Pension Plan, and the Plum Creek Pension Plan. Only the Plum Creek Pension Plan is a tax-qualified defined benefit plan under the Internal Revenue Code (“IRC”). Officers whose earnings exceed IRC limitations for tax-qualified plans accrue benefits under either the Supplemental Benefits Plan or the Supplemental Pension Plan that they otherwise would have earned but lost because of such limitations. Some officers are prevented from participating in the qualified plan altogether because of IRC rules limiting the percentage of plan benefits that can accrue to the officers of the Company. The Board designates the officers who participate in the Supplemental Benefits Plan. All officers of the Company who are not designated to participate in the Supplemental Benefits Plan participate in the Plum Creek Pension Plan and Plum Creek Supplemental Pension Plan.
Each plan provides a pension benefit that is based upon either a cash balance formula or a final average pay formula, or both. For those eligible to accrue benefits under each formula, upon a termination of service to the Company, they will receive the greater of the two benefit amounts. Under the cash balance formula, age-weighted pay credits are allocated to a hypothetical account for the participant. The pay credits range is from 4% to 6% of earnings (gross salary and annual incentive cash bonus). Amounts in the hypothetical account are allocated interest credits tied to the 30-year Treasury interest rate. The benefit amount under the final average pay formula is equal to: (i) 1.1% of the highest five-consecutive-year average earnings (gross salary and annual incentive cash bonus) over the 10 years prior to termination from the Company, plus 0.5% of the highest five-consecutive-year average earnings over the previous 10 years in excess of one-third of the Old Age Survivors and Disability Insurance taxable wage base in effect during the year of termination, multiplied by (ii) the number of years of total credited service at the Company, up to a maximum of 30 years. Unless otherwise specified by the Board, officers who joined the Company after September 1, 2000, accrue benefits under the cash balance plan. Officers in the Supplemental

34 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Benefits Plan accrue benefits under the final average pay formula. Officers in the Supplemental Pension Plan who joined the Company prior to September 1, 2000, accrue benefits under each formula and, upon a termination of service to the Company, will receive the greater of the two benefit amounts. Benefits for Mr. Lindquist are calculated according to the final average pay formula. Benefits for Mr. Lambert are calculated according to both the final average pay and the cash balance formulas, and he will receive the greater of the two benefit amounts upon a termination of service to the Company. Mr. Kilberg's and Mr. Neilson's benefits are each based on the cash balance formula.
Under the Plum Creek Pension Plan and the Supplemental Pension Plan, a participant becomes eligible for early retirement at age 55 with 10 years of service. Before early retirement age, the benefit is significantly reduced under each plan. Under each plan, the accrued benefit is reduced by 5% for each year the participant's actual retirement date precedes age 62 up to a 25% total benefit reduction at age 57. Thereafter, the benefit is reduced by an additional 7% at age 56, 6% at age 55, and 17% at age 54. For the Supplemental Benefits Plan, the benefit is reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65 or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier, up to a 20% total benefit reduction at age 55. At age 54, the benefit is reduced by an additional 35%. Given these total benefit reduction factors, the early retirement benefits earned under these plans substantially increase once the participant reaches at least age 55 with 10 years of service to the Company. Early retirement does not affect benefits accrued under the cash balance formula. Mr. Lindquist and Mr. Lambert are eligible for early retirement benefits in 2015. Mr. Kilberg and Mr. Neilson are not eligible for early retirement benefits because their benefits are based on the cash balance formula.
In addition to the foregoing benefit reductions, benefits accrued under the Plum Creek Pension Plan, and any benefits paid from any predecessor pension plans, reduce on a dollar-for-dollar basis the benefits payable from either the Supplemental Benefits Plan or the Supplemental Pension Plan. Payments from predecessor plans for Mr. Holley and Mr. Lambert are $100,000 and $20,000, respectively.
All benefits under the Supplemental Benefits Plan and Supplemental Pension Plan are paid in the form of a lump sum payable six months following the participant's date of termination. Under the Plum Creek Pension Plan, participants may elect to have benefits paid either in the form of an annuity or in the form of a lump sum payment payable any time between the first of the month following termination and age 65. For non-cash balance formula plan participants, lump sum payments are calculated based on the 30-year Treasury interest rate in effect during the year the participant terminates. For benefits as of December 31, 2014, lump sum amounts are determined in part on an assumed discount rate of 3.04%, compared with 3.80% as of December 31, 2013. As the assumed discount rate decreases, the present value of the assumed lump sum benefit for Messrs. Holley, Lindquist, and Lambert increases.
In lieu of the benefit described above, an alternative benefit is payable to Mr. Holley upon reaching age 55. Mr. Holley turned 55 during 2007. This annual benefit, payable in the form of a lump sum six months following his date of termination, equals 50% of his highest five-consecutive-year average earnings out of the last 10 years. This percentage increases 2% for each year Mr. Holley continues employment with the Company beyond age 55. As of December 31, 2014, he is eligible for an annual benefit equal to 65.67% of his highest five-consecutive-year average earnings out of the last 10 years. This benefit is reduced by the $100,000 payment described above and by Mr. Holley's estimated primary Social Security benefit.
The following table presents information about each Named Executive Officer's pension benefits.

Name	Plan Name	Number of Years Credited Service (#)(A)	Present Value of Accumulated Benefits ($)(B)	Payments During Last Fiscal Year ($)
Rick R. Holley Chief Executive Officer	Supplemental Benefits Plan	32	$19,719,227	—
Thomas M. Lindquist President and Chief Operating Officer	Supplemental Benefits Plan	13	$2,314,690	—
David W. Lambert Sr. Vice President and Chief Financial Officer	Supplemental Pension Plan	26	$2,922,251	—
	Plum Creek Pension Plan	26	$756,379	—
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	Supplemental Pension Plan	12	$548,057	—
	Plum Creek Pension Plan	12	$233,369	—
Larry D. Neilson Sr. Vice President, Resources and Operations Support	Supplemental Pension Plan	12	$505,228	—
	Plum Creek Pension Plan	12	$220,059	—

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 35

(A)
Represents the number of years of credited service under the Plum Creek Pension Plan (a tax-qualified plan), the Supplemental Pension Plan, and the Supplemental Benefits Plan, as applicable. As discussed on page 34 under Pension Benefits as of December 31, 2014, some officers have accrued benefits under more than one plan because of earnings exceeding IRC limitations for tax-qualified plans.

(B)
Represents the present value of accumulated benefits assuming retirement at the earliest age at which unreduced benefits could be paid. The reported amounts are based in part on an assumed retirement age of 65 for all participants except for Messrs. Holley and Lambert, for whom reported amounts assumed a retirement age of 63 for Mr. Holley and age 62 for Mr. Lambert. For a complete discussion of the other assumptions used in computing the amounts in Present Value of Accumulated Benefits, see the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 14 Employee Pension and Retirement Plans.

Nonqualified Deferred Compensation for 2014
Prior to 2010, the NEOs and other executive officers had the opportunity to defer a portion of their compensation under the terms of the Plum Creek Timber Company, Inc. Deferral Plan (“Deferral Plan”). Executive officers (including the NEOs) no longer have the option to defer compensation. Amounts previously deferred will continue to be deferred until the participant terminates his or her service with the Company. Under the terms of the Deferral Plan, each NEO could choose to defer receipt of all or any portion of his or her base salary, annual cash incentive bonus under the annual incentive plan, or payouts in cash or stock of value management plan awards. No other form of compensation could be deferred under the Deferral Plan. Previously deferred amounts earn a market investment rate of return that varies with the NEO's specific choice of investment among those investments offered by the Deferral Plan administrator. Participants are able to invest in the same mutual funds that are available to participants in our Thrift and Profit Sharing Plan.
At the time a deferral election was made, participants made a distribution election among the following choices: lump sum payment following termination of service with the Company, five annual payments following termination of service with the Company, or 10 annual payments following termination of service with the Company. Payments will be made, or in the case of annuities will begin, in January of the year following termination of service for all terminations occurring between January 1 and June 30. Payments will be made or will begin in July of the year following termination of service for all terminations occurring between July 1 and December 31. Under the terms of the Deferral Plan, participants may not modify their distribution elections.
The following table presents information about compensation that was previously deferred by the Named Executive Officers.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(A)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(B)
Rick R. Holley Chief Executive Officer	—	—	—	—	—
Thomas M. Lindquist President and Chief Operating Officer	—	—	$102,795	—	$1,663,169
David W. Lambert Sr. Vice President and Chief Financial Officer	—	—	—	—	—
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	—	—	—	—	—
Larry D. Neilson Sr. Vice President, Resources and Operations Support	—	—	—	—	—

(A)
Represents investment earnings or losses on deferred compensation. These earnings represent a market-based rate of return based on the investment elections made by the NEO and have not been reported in the Summary Compensation Table.

(B)
Represents the balance of all deferred compensation by the NEO through December 31, 2014, including earnings on such deferred amounts. Amounts deferred prior to 2014 totaling $958,400 were reported in previous years in the summary compensation tables of the Company's proxy statements.

Termination Payments at December 31, 2014
No officer of the Company has an employment or change-in-control contract. However, there are specified change-in-control and termination event provisions in both the 2004 Stock Plan and the 2012 Stock Plan that govern long-term incentive awards granted under those plans. The 2004 Stock Plan governs all outstanding long-term incentive awards granted in and before 2011, while the 2012 Stock Plan governs all long-term incentive awards granted in 2012 and prospectively.

36 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

Change in Control
2004 Stock Plan Awards. Under the 2004 Stock Plan, if an NEO is terminated by the Company within one year following a change in control for any reason other than for cause, or if an NEO resigns for good reason within one year following a change in control, awards are accelerated as follows:

•	All outstanding and unvested stock options become fully vested and exercisable.

•	All restrictions applicable to any shares of restricted stock unit awards lapse and all outstanding restricted stock units vest.
There are no VMAs outstanding under the 2004 Stock Plan.
2012 Stock Plan Awards. Under the 2012 Stock Plan, if an NEO is terminated by the Company within one year following a change-in-control for any reason other than for cause, or if an NEO resigns for good reason within one year following a change in control, awards are accelerated as follows:

•	All restrictions applicable to any shares of restricted stock unit awards lapse and all outstanding restricted stock units vest.
In the case of VMAs granted under the 2012 Stock Plan through 2014, only a change in control is required to accelerate the award (i.e., “single-trigger” acceleration). However, as discussed under "Say on Pay" Advisory Vote and Subsequent Conversations with Stockholders beginning on page 19 of this Proxy Statement, starting with VMAs granted in 2015 and going forward, both a change in control and a qualifying termination of service (termination other than for cause or resignation for good reason) are required to accelerate the award.
Upon acceleration of a VMA under either circumstance, the greater of target or actual performance is deemed achieved and a pro rata amount (based on the number of months elapsed with respect to each performance period) is paid in cash to the NEO.
Death and Disability
Under both stock incentive plans, all unvested stock options become fully vested and exercisable, and all restrictions on shares of restricted stock units lapse, upon an NEO's death or disability. In the case of value management plan awards granted under the 2012 Stock Plan, the greater of target or actual performance is deemed achieved upon the NEO's death or disability and a pro rata amount (based on the number of months elapsed with respect to each performance period) is paid to the NEO in cash within a reasonable period of time.
Key Terms
Under both stock plans, the term “Cause” is defined to mean: (i) a plan participant's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by a plan participant involving personal dishonesty, theft, or fraud in connection with the plan participant's duties as an employee of the Company or a subsidiary of the Company; or (iii) if applicable, a breach of any one or more material terms of a plan participant's employment agreement with the Company. The term “Good Reason” is defined under both stock plans to mean, without a plan participant's written consent: (i) a reduction in the plan participant's titles, positions, duties, and responsibilities as in effect immediately prior to a change in control; (ii) a reduction in the plan participant's annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a change in control; or (iii) relocation of the plan participant's principal place of employment to a location more than 35 miles from the plan participant's principal place of employment immediately prior to a change in control.
Other Severance
The Company also maintains a broad-based severance program covering all employees that provides up to 10 weeks' pay depending on years of service. For certain position-elimination separations, the Company has provided extended benefits equal to two weeks of pay for every year of service up to one year in consideration of a waiver and release for all potential claims. The Compensation Committee reserves the right to adjust this program for executives.

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 37

The following table presents information about cash payments and the cash value of accelerated vesting that would be payable to, or realized by, an NEO upon a termination of employment following a change in control, or by reason of death or total disability of the NEO, or upon a change in control with no subsequent termination of employment.

	Change in Control and Termination of Service(A)				Termination of Service – Death or Total Disability(B)				Change in Control – No Termination of Service(C)
Name	Value Management Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Plan Awards
Rick R. Holley Chief Executive Officer	$3,866,667	$43,400	$3,722,730	$7,632,797	$3,866,667	$43,400	$3,722,730	$7,632,797	$3,866,667
Thomas M. Lindquist President and Chief Operating Officer	$1,666,667	$21,700	$1,657,043	$3,345,410	$1,666,667	$21,700	$1,657,043	$3,345,410	$1,666,667
David W. Lambert Sr. Vice President and Chief Financial Officer	$653,333	$9,300	$682,501	$1,345,134	$653,333	$9,300	$682,501	$1,345,134	$653,333
James A. Kilberg Sr. Vice President, Real Estate, Energy and Natural Resources	$633,333	$6,820	$680,361	$1,320,514	$633,333	$6,820	$680,361	$1,320,514	$633,333
Larry D. Neilson Sr. Vice President, Resources and Operations Support	$633,333	$4,960	$637,571	$1,275,864	$633,333	$4,960	$637,571	$1,275,864	$633,333

(A)
Calculations assume that on December 31, 2014: (i) a change in control occurred, and (ii) each of the NEOs is terminated and eligible for enhanced benefits under the Company's current stock incentive plan. The change-in-control value of unvested stock options and RSUs represents the intrinsic value of those awards based on a price of $42.79, the closing stock price of the Company's common stock on December 31, 2014. VMAs under the 2012 Stock Plan are valued based on target performance of $100 per unit.

(B)
Calculations assume that on December 31, 2014, employment with the Company for each NEO is terminated due to death or total disability. The termination-of-service value of unvested stock options and RSUs represents the intrinsic value of those awards based on a price of $42.79, the closing price of the Company's common stock on December 31, 2014. VMAs under the 2012 Stock Plan are valued based on target performance of $100 per unit.

(C)
Calculations assume that on December 31, 2014, a change in control occurred but there is no termination of service. VMAs under the 2012 Stock Plan are valued based on target performance of $100 per unit.

Equity Compensation Plan Information
The Company currently maintains one equity compensation plan, the 2012 Stock Plan, which was approved by the Company's stockholders in May 2012. The following table sets forth: (i) the number of shares of common stock subject to outstanding options, warrants, and rights; (ii) the weighted-average exercise price of outstanding options, warrants, and rights; and (iii) the number of shares remaining available for future award grants as of December 31, 2014, under the 2012 Stock Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column) (C)
Equity Compensation Plans Approved by Stockholders	2,259,870	$38.59	5,571,032
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	2,259,870	$38.59	5,571,032

(A)
Number of securities to be issued upon exercise of outstanding stock options and upon vesting of 413,572 outstanding RSUs at December 31, 2014. Number of securities to be issued includes outstanding stock options and RSUs issued under both the 2004 Stock Plan and the 2012 Stock Plan.

(B)	Weighted-average exercise price does not take into account the shares issuable upon the vesting of VMAs or RSUs, which have no exercise prices.

(C)
Represents shares available for future issuance under the 2012 Stock Plan. At December 31, 2014, 577,868 shares of the 6.1 million shares available for issuance under the 2012 Stock Plan have been used for the grant of

38 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

common stock and RSUs. The number of shares to be issued in connection with outstanding VMAs is not determinable until the end of their respective performance periods. For a description of the various stock-based grants that may be issued under the 2012 Stock Plan, refer to the Company's disclosure in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, Part II, Item 8, Notes to Consolidated Financial Statements – Note 15 Share-Based Compensation Plans.
RELATED PARTY TRANSACTIONS
The Company's Code of Conduct governs related party transactions for the Company's directors, officers, and employees and requires potential conflicts of interest to be reported to the Company's legal department. The Company's policy covers any transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is, or will be involved and in which any related person had, has, or will have a material interest. The Company's policy recognizes that these transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company's policy recognizes that there may be situations where a related party transaction may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including situations where the Company may obtain products or services of a nature, quantity, quality, or on other terms that are not readily available from alternative sources or when the Company provides products or services to related persons on terms comparable to those provided to or by unrelated third parties.
The legal department reviews all information regarding a related party transaction and assesses whether an actual or proposed transaction is or may be inconsistent with the Company's policy. If the legal department determines that the actual or proposed transaction is or may be inconsistent with the Company's policy, the transaction is submitted to the Board of Directors for review. In reviewing a transaction, the legal department and the Board take into consideration all of the relevant facts and circumstances available to them, including, but not limited to: (1) the related person's relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the amount involved; (3) the benefits to the Company of the transaction; and (4) an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated party.
In addition, any related party transaction involving a director is reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors in determining the independence of the Company's directors under the Board's categorical standards for director independence, SEC rules, and the NYSE listing standards. Directors and executive officers are required annually to complete a directors' and officers' questionnaire that elicits information about related party transactions. The Corporate Governance and Nominating Committee reviews all transactions and relationships disclosed in the questionnaires, and the Board makes a formal determination regarding each director's independence under the Board's and the NYSE's independence standards. There were no related party transactions during 2014.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No person who served as a member of the Compensation Committee at any time during 2014 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. McLeod, Selzer, Tobias, and White served as members of the Compensation Committee during 2014. No person who served as a member of the Compensation Committee at any time during 2014 is, or was formerly, an officer or employee of the Company.
COMPENSATION COMMITTEE REPORT
The Compensation Committee, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on its review and discussions, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in this Proxy Statement.
The foregoing report has been submitted by the following members of the Compensation Committee:
Robin Josephs, Robert B. McLeod, Lawrence A. Selzer, Stephen C. Tobias, and Martin A. White (Chairman)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board, certain officers of the Company designated by the Board, and persons who hold more than 10 % of the Company's common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of, and transactions in, the Company's securities and furnish to the Company copies of all such reports they file. Based upon the copies of

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 39

those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2014, were met in a timely manner by such designated officers, Board members, and greater than 10 % stockholders.
PROPOSAL 2
Advisory Vote on Executive Compensation (Say-on-Pay)
Executive Compensation Program Overview. The Company's goal for its executive compensation program and policies is to attract, retain, and motivate talented and experienced executives who are crucial to the Company's long-term success. Stockholders are encouraged to read the Compensation Discussion and Analysis, beginning on page 15 of this Proxy Statement, which describes in more detail the Company's executive compensation program and policies and the decisions made by the Compensation Committee in 2014. The following provides a brief overview of the key elements of our executive compensation program:

•	We provide our executives with a balanced compensation program including base salary, short- and long-term incentives, health and welfare, retirement benefits, and a limited number of perquisites.

•	Short-term incentives support our “pay-for-performance” philosophy.

•
Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize stockholder value as well as serve as a retention award.

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance.

•	We use equity-based awards to align the interests of our executives with those of our stockholders.

•	Our executives do not have employment or change-in-control agreements, except as provided in our long-term incentive plans.
The Compensation Committee and the Board believe that these programs and policies, and the amounts of compensation provided to our executives, are effective in implementing our compensation philosophy and achieving its goals. Consistent with both our Board's recommendation and our 2011 stockholder vote on the question of the preferred frequency of the Say-on-Pay vote, we are providing our stockholders with an opportunity to cast an advisory vote to approve the compensation of our NEOs on an annual basis, such that our next vote will occur at our 2016 annual meeting. As required pursuant to Section 14A of the Exchange Act, this Proposal 2 gives you, the stockholder, an opportunity to vote to approve, on an advisory basis, our executive compensation through the following resolution:
Resolved, that the stockholders of Plum Creek Timber Company, Inc., approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules.
As an advisory vote, this Proposal 2 is not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 ON THE ENCLOSED PROXY CARD.
PROPOSAL 3
Advisory Vote to Ratify Appointment of the Independent Auditors For 2015
Ernst & Young LLP (“Ernst & Young”) currently serves as the Company's independent auditors and conducted the audit of the Company's financial statements for the year 2014. The Audit Committee appointed Ernst & Young in February of 2015 to serve as independent auditors to conduct an audit of the Company's financial statements for the year 2015, subject to ratification by stockholders. A representative of Ernst & Young will attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.
Selection of the Company's independent auditors is not required to be submitted to a vote of the stockholders for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to

40 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

retain Ernst & Young, and it may retain that firm or another without resubmitting the matter to the Company's stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 ON THE ENCLOSED PROXY CARD.
INDEPENDENT AUDITORS
Fees to the Independent Auditors for 2013 and 2014
Ernst & Young billed the Company for the following services for the years ended December 31, 2013, and December 31, 2014.

	2013	2014
Audit Fees	$1,771,371	$1,935,595
Audit-Related Fees (A)	$15,255	$50,803
Tax Fees (B)	$454,532	$452,938
All Other Fees (C)	$15,000	$21,000
Total Fees	$2,256,158	$2,460,336

(A) For 2013 and 2014, services related to financial accounting and financial reporting standards and internal control framework.
(B) For 2014, tax planning and research in the amount of $106,443 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $346,495. For 2013, tax planning and research in the amount of $105,641 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $348,891.
(C) For 2013 and 2014, services and assurance work related to the Company's response to the Carbon Disclosure Project.
All of the services provided by the independent auditors in 2013 and 2014 were pre-approved by the Audit Committee, which concluded that the provision of such services by the independent auditors was compatible with the maintenance of its independence in the conduct of its auditing functions. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. Consistent with the terms of its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate its pre-approval responsibility to a single member of the Audit Committee, provided that any pre-approval decisions made by any such single Committee member is presented to and discussed by the full Committee at its next scheduled meeting. This responsibility has been delegated to Mr. McDonald, the Chairman of the Audit Committee, with respect to services to be provided prior to any scheduled meeting of the Committee.
OUTSTANDING CAPITAL STOCK
The common stock of the Company is its only class of voting capital stock. The Company's common stock is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the Annual Meeting was the close of business on March 13, 2015. At the close of business on that date, the Company had 176,060,556 issued and outstanding shares of common stock, $0.01 par value. The closing price of the Company's common stock on that date was $42.08 per share.
STOCKHOLDER PROPOSALS
The Company anticipates that the next annual meeting of stockholders will be held in May of 2016. Any stockholder who desires to submit a proposal for inclusion in the proxy materials related to the next annual meeting of stockholders must do so in writing, and it must be received at the Company's principal executive offices on or before November 26, 2015. The Company's principal executive offices are located at 601 Union Street, Suite 3100, Seattle, Washington 98101-1374. Any stockholder proposal submitted for inclusion in the Company's proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.
In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company's principal executive offices not later than March 6, 2016. The Company Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | 41

requirements of the Company Bylaws, not earlier than February 4, 2016, and not later than March 6, 2016. Article II, Section 5 of the Company Bylaws governs submission of matters for presentation at stockholder meetings.
ANNUAL REPORT
This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2014. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated into this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.
ANNUAL REPORT ON FORM 10-K
THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, WITHIN ONE BUSINESS DAY OF RECEIPT OF THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 601 UNION STREET, SUITE 3100, SEATTLE, WASHINGTON 98101-1374, OR BY TELEPHONE AT (800) 858-5347 (IF CALLING WITHIN THE UNITED STATES AND CANADA) OR AT (206) 467-3600 (IF CALLING OUTSIDE THE UNITED STATES AND CANADA, CALL COLLECT).
INCORPORATION BY REFERENCE
According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission on February 26, 2015.
OTHER MATTERS
In the event that any matter not described herein is properly presented for a stockholder vote at the Annual Meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters that might be presented for stockholder action at the Annual Meeting.

42 | PLUM CREEK 2015 NOTICE AND PROXY STATEMENT

APPENDIX A

AGL Resources Inc	First Solar Inc	Pioneer Natural Resources Co
Akamai Technologies Inc	Flir Systems Inc	Price T Rowe Group Inc
Altera Corp	H&R Block Inc	Prologis Inc
American Tower Corp	HCP Inc	Public Storage
Apartment Investment & Management Co	Health Care Reit Inc	Range Resources Corp
Autodesk Inc	Hudson City Bancorp Inc	Red Hat Inc
Bard C R Inc	Huntington Bancshares Inc	Roper Industries Inc
Beam Inc	Intercontinentalexchange Inc	Salesforce Com Inc
Bmc Software Inc	International Flavors & Fragrances Inc	Scripps Networks Interactive Inc
Boston Properties Inc	Intuitive Surgical Inc	Sigma Aldrich Corp
Cerner Corp	Keycorp	Snap-On Inc
Chipotle Mexican Grill Inc	Legg Mason Inc	Southwestern Energy Co
Citrix Systems Inc	Leucadia National Corp	Stericycle Inc
Comerica Inc	Linear Technology Corp	Teradata Corp
Constellation Brands Inc	LSI Corp	Teradyne Inc
Denbury Resources Inc	M&T Bank Corp	Titanium Metals Corp
Dentsply International Inc	Microchip Technology Inc	Total System Services Inc
Dun & Bradstreet Corp	Moodys Corp	Urban Outfitters Inc
E Trade Financial Corp	Newfield Exploration Co	Ventas Inc
Edwards Lifesciences Corp	Noble Corp	Vornado Realty Trust
EQT Corp	Novellus Systems Inc	Vulcan Materials Co
Equifax Inc	Paychex Inc	Waters Corp
Equity Residential	People'S United Financial Inc	Xilinx Inc
Fastenal Co	Perkinelmer Inc	Zions Bancorporation

PLUM CREEK 2015 NOTICE AND PROXY STATEMENT | A-1

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club
PLUM CREEK ANNUAL STOCKHOLDER MEETING
MAY 5, 2015 — 2:00 P.M.
WASHINGTON ATHLETIC CLUB

Driving Instructions

Northbound on Interstate Highway 5
Take the Seneca Street Exit
Turn right on Sixth Avenue

Southbound on Interstate Highway 5
Take the Union Street Exit
From Union Street, turn left on Fifth Avenue
Turn left on University Street
Turn left on Sixth Avenue

Westbound on Interstate Highway 90
 Merge to Interstate Highway 5 Northbound
Take the Madison Street Exit
Turn left on Madison Street
Turn right on Sixth Avenue

Address

Washington Athletic Club
1325 Sixth Avenue
Seattle, Washington 98101

☐  The Washington Athletic Club is located in downtown Seattle on Sixth Avenue, between Union Street and University Street.

☐  The Washington Athletic Club parking garage is located one block north of the club entrance on the left, just past Union Street. Validated parking will be available to all stockholders who are admitted to the Annual Meeting.

[FORM OF PROXY CARD]

[PLUM CREEK LOGO] PLUM CREEK TIMBER COMPANY, INC. 601 UNION STREET, SUITE 3100 SEATTLE, WASHINGTON 98101-1374
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2015, the day before the meeting date. Voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2015, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received before May 5, 2015 for your vote to be counted.
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Plum Creek in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	[CONTROL NUMBER] KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLUM CREEK TIMBER COMPANY, INC.

The Board recommends a vote FOR each nominee listed below:
Proposal 1 ELECTION OF DIRECTORS.		For	Against	Abstain	Proposal 1 ELECTION OF DIRECTORS (continued).		For	Against	Abstain
1a	Rick R. Holley	□	□	□	1g	Marc F. Racicot	□	□	□
1b	Robin Josephs	□	□	□	1h	Lawrence A. Selzer	□	□	□
1c	Sara Grootwassink Lewis	□	□	□	1i	Stephen C. Tobias	□	□	□
1d	John G. McDonald	□	□	□	1j	Martin A. White	□	□	□
1e	Robert B. McLeod	□	□	□	The Board recommends a vote FOR Proposals 2 and 3:
1f	John F. Morgan Sr.	□	□	□	Proposal 2 TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION.		□	□	□
					Proposal 3 TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2015.		□	□	□
For address changes and/or comments, please check this box and write them on the back where indicated.				□
In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND PROVIDE TITLE.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the nominees for director in Proposal 1; "FOR" with respect to Proposal 2; and "FOR" with respect to Proposal 3.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2015. The Proxy Statement and Plum Creek's Annual Report on Form 10-K for the year ended December 31, 2014 (including the 10-K Wrap) are available at http://proxy.plumcreek.com, a website maintained by Plum Creek, which does not employ the use of "cookies" or other tracking technologies that identify visitors to the site. The Proxy Statement and Annual Report are also available at www.proxyvote.com where stockholders may vote their proxies over the Internet.

Attending the Meeting in Person. Directions to the location of the Annual Meeting are available at http://proxy.plumcreek.com.

[CONTROL NUMBER]

PLUM CREEK TIMBER COMPANY, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the 2015 Annual Meeting of Stockholders, May 5, 2015.

The undersigned acknowledges receipt of (a) the Notice of 2015 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the "Company"), (b) the accompanying Proxy Statement, and (c) t he Annual Report of the Company for its fiscal year ended December 31, 2014. Rick R. Holley, David W. Lambert, and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101, on May 5, 2015, at 2:00 p.m. local time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment or postponement thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" WITH RESPECT TO PROPOSAL 2, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" WITH RESPECT TO PROPOSAL 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE	Address Changes/Comments:

PLUM CREEK TIMBER COMPANY, INC. 601 UNION STREET, SUITE 3100 SEATTLE, WASHINGTON 98101-1374	(If you noted any address changes or comments above, please check corresponding box on the reverse side).